    As filed with the Securities and Exchange Commission on September 4, 2007
                                                     Registration No. 333-134023
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                 NARROWSTEP INC.
              (Exact name of small business issuer in its charter)
                                ----------------


    DELAWARE                        7371                 33-1010941
(State or other             (Primary Standard         (I.R.S. Employer
jurisdiction of                 Industrial              Identification
incorporation                Classification                 no.)
or organization)                Code Number)

                              116 VILLAGE BOULEVARD
                               PRINCETON, NJ 08540
                                 (609) 951-2221

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                DAVID C. MCCOURT
  CHAIRMAN, INTERIM CHIEF EXECUTIVE OFFICER AND INTERIM CHIEF OPERATING OFFICER
                                 NARROWSTEP INC.
                              116 VILLAGE BOULEVARD
                               PRINCETON, NJ 08540
                                 (609) 951-2221
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                 with copies to
                             John D. Hogoboom, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                                ----------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

================================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the post-effective amendment to this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to completion dated September __, 2007


                               [logo appears here]



                                   PROSPECTUS

                                NARROWSTEP, INC.
                                25,349,994 Shares
                   Common Stock, par value $0.000001 per share


This prospectus relates to 25,349,994 shares of our common stock which may be sold by the selling stockholders named herein. 12,333,330 of such shares were issued and outstanding on the date of this Prospectus. The remaining 13,016,664 shares are issuable upon the exercise of warrants and options held by the selling stockholders. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. We will receive the proceeds of any cash exercise of the warrants and options. We will pay the expenses of registering the shares sold by the selling stockholders, which we estimate to be approximately $500,000.

Our common stock is quoted on the OTC Bulletin Board under the symbol "NRWS". On August 15, 2007, the last quoted per share bid price of our common stock on the OTC Bulletin Board was $0.50.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK UNLESS YOU UNDERSTAND THE RISKS INVOLVED AND CAN AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               The date of this prospectus is September __, 2007.


                                                 TABLE OF CONTENTS


                                                                                                              PAGE

 Prospectus Summary ...................................................................................         1
 Risk Factors..........................................................................................         3
 Special Note Regarding Forward-Looking Statements.....................................................         8
 Use of Proceeds ......................................................................................         9
 Dividend Policy ......................................................................................         9
 Management's Discussion and Analysis of Financial Condition and Results of Operation..................         9
 Our Business..........................................................................................        17
 Selling Stockholders .................................................................................        23
 Management............................................................................................        26
 Related Party Transactions............................................................................        32
 Principal Stockholders................................................................................        34
 Description of Capital Stock..........................................................................        36
 Trading Market for Our Shares ........................................................................        39
 Where You Can Find More Information...................................................................        40
 Plan of Distribution..................................................................................        40
 Legal Matters.........................................................................................        42
 Experts...............................................................................................        42
 Index to Consolidated Financial Statements............................................................        43




--------------------------------------------------------------------------------
"Narrowstep," "narrowstep.com," "High.TV", "Adserver," "Narrowstep Player," "PayGate," "DownloadServer," "TelvOS," "nCoder," "nCoder Pro" and the Narrowstep logo are trademarks of Narrowstep. All other trade names and trademarks referred to in this prospectus are the property of their respective owners.


--------------------------------------------------------------------------------


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                              PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS KEY INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS DISCUSSED IN "RISK FACTORS."

OUR BUSINESS

Narrowstep Inc. is a pioneer in the field of internet-based video content delivery. Our mission is to host a global marketplace where we, for our customers, distribute channels of video-based content and provide related services, over the internet. Our system, which we have termed the Television Operating System - TelvOS, enables comprehensive delivery of video content and television-like programming to mobile, wireless, internet, broadband and broadcast services. Our system provides a platform to enable owners and users of video content to reach specific audiences by "Narrowcasting" - targeting delivery of specific content to interested groups. We believe Narrowcasting provides new business opportunities for content providers to build commercial channels by creating a new model for delivering content. In addition to enabling delivery of content, the Narrowstep platform enables our clients to commercialize video-based content. This can be achieved through directed advertising, sponsorship, pay-per-view, subscription, microcharging and/or ecommerce.

THE OFFERING

Common stock being offered by existing selling stockholders, including     25,349,994
shares issuable upon the exercise of warrants and options
Common stock outstanding as of August 10, 2007                            125,280,977


Our common stock is quoted on the OTC Bulletin Board under the symbol "NRWS". On August 15, 2007, the last quoted per share bid price of our common stock on the OTC Bulletin Board was $0.50.


PRINCIPAL EXECUTIVE OFFICES AND CORPORATE STRUCTURE

Narrowstep Inc. is a Delaware corporation whose principal executive offices are located at 116 Village Blvd, Princeton, New Jersey and our telephone number is 609-951-2221. Narrowstep Inc. was incorporated on May 9, 2002 and is the parent corporation of three wholly-owned subsidiaries:

        NARROWSTEP LTD., the operating company for the provision of Narrowcasting, which was incorporated on April 9, 2002 under the laws of England and Wales;

        SPORTSHOWS TELEVISION LTD., which produces video programs and other video based content, was incorporated on March 1, 1994 under the laws of England and Wales; and

        HIGH TELEVISION LTD., a corporation incorporated under the laws of England and Wales on July 18, 2002, to protect certain intellectual property rights to our internet channel High.TV.

Unless the context otherwise requires, the terms "we," "our" or "us" as used herein refer to Narrowstep Inc. and its subsidiaries.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated financial data should be read in conjunction with our Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus. The summary consolidated financial data for years ended February 28, 2007 and February 28, 2006 are derived from our audited Consolidated Financial Statements included elsewhere in this prospectus. Our Consolidated Financial Statements for the years ended February 28, 2007 and at February 28, 2006 were audited by Rothstein Kass & Company, our independent registered public accounting firm.




NARROWSTEP INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA

------------------------------------------------------------- --------------------------- ----------------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA                             Unaudited                        Audited
                                                              Three month ended May 31,        Year Ended February 28,
                                                                  2007          2006           2007              2006
                                                                   $             $               $                $
----------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                   1,590,793     1,144,523        6,008,835         2,706,262
Operating Loss                                                 (3,079,372)   (1,213,315)      (7,169,943)       (4,268,987)
Net Loss                                                       (3,260,918)   (1,169,805)      (7,061,474)       (4,289,777)
Comprehensive Loss                                             (3,243,446)   (1,133,041)      (6,987,339)       (4,326,446)
Net Loss per Common Share - Basic and Diluted                       (0.07)        (0.03)           (0.16)            (0.13)
Weighted-Average Number of Common Shares Outstanding,
Basic and Diluted                                                45,348,974    43,730,360       45,240,652        32,190,594
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET DATA                                                            February 28,      February 28,
                                                              May 31, 2007                     2007              2006
                                                               Unaudited                      Audited          Audited
----------------------------------------------------------------------------------------------------------------------------
                                                                   $                             $                $
---------------------------------------------------------------------------------------------------------- -----------------
Cash and cash equivalents                                        4,328,212                        466,870         2,232,854

Short-term investments                                                   -                              -         2,500,000
Property and equipment, net                                      1,610,274                      1,234,557           289,148

Goodwill                                                                 -                              -         1,157,581
Other                                                            1,997,088                      1,885,051           813,275
----------------------------------------------------------------------------------------------------------------------------
Total Assets                                                     7,935,574                      3,586,478         6,992,858
============================================================================================================================
Total Liabilities                                                9,097,872                      2,546,403         1,207,761
Total Stockholders' Equity (Deficit)                           ( 1,162,297)                     1,040,075         5,785,097
----------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                       7,935,574                      3,586,478         6,992,858
============================================================================================================================

                                  RISK FACTORS

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.

RISKS RELATING TO OUR BUSINESS

WE HAVE A BRIEF OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PREDICT OUR SUCCESS.

Narrowstep Inc. was incorporated as a start-up business on May 9, 2002. As a result, we have a brief operating history upon which to evaluate our business and prospects. Our historical results of operations are limited, so they may not give an accurate indication of our future results of operations or prospects. We are in an early stage of operations and we face risks and uncertainties relating to our ability to successfully implement our business strategy. Our prospects must be considered in light of these risks and the expenses and difficulties frequently encountered in new and rapidly evolving businesses, such as internet-based video content. These difficulties can include:

        o       commercializing new technology;
        o       educating the market;
        o       finding early adopters;
        o       getting large customers to try the product;
        o       increasing system capacity;
        o developing and enhancing software products with limited resources;
        o       hiring and maintaining key employees with the correct skills;
        o       the time and effort needed to market the company and products;
        o       building infrastructure to support future growth;
        o       setting up and working effective channels of distribution; and
        o       capital raising to fund operations through to breakeven.

We may not be successful in meeting the challenges we face. If we are unable to do so, our business will not be successful and the value of our common stock will decline.

WE HAVE A HISTORY OF LOSSES, ARE NOT CURRENTLY PROFITABLE AND ANTICIPATE FUTURE LOSSES.

Our operating expenses have exceeded our revenues in each quarter since inception. We had an accumulated deficit of approximately $19.6 million as of February 28, 2007 and $12.5 million as of February 28, 2006. Although our revenues have grown significantly since 2002, this growth may not be sustainable or indicative of future results of operations. We intend to continue to invest in internal expansion, infrastructure, strategic acquisitions, integration of any acquired companies into our existing operations, and our sales and marketing efforts. We cannot be certain when we will operate profitably, if ever.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE PRICE OF OUR STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed. On May 24, 2007, in connection with its audit of our consolidated financial statements for the year ended February 28, 2007, Rothstein, Kass & Company, P.C., our independent registered public accounting firm, informed us and our audit committee of certain deficiencies in our internal controls over financial reporting that they considered to be material and non-material weaknesses. The material weaknesses were as follows:

        o We did not record the stock-based compensation expense on certain stock options, issued to one of our directors, on a timely basis. As a result of this, our third quarter interim financial statements were misstated.

The non-material weaknesses were as follows:

        o We did not record a sufficient allowance for bad debts related to a customer's accounts receivable balance that was in question.

        o We were recording invoices billed to certain customers in such a manner that the result was to recognize revenues on a cash basis, which is not in accordance with accounting principals generally accepted in the United States.

Inferior internal controls could harm our operating results or cause us to fail to meet our reporting obligations and could also cause our current and potential stockholders to lose confidence in our reported financial information, which could have a negative effect on the price of our stock.

WE WILL NEED TO OBTAIN ADDITIONAL CAPITAL IN THE FUTURE AND IF WE ARE UNABLE TO DO SO ON ACCEPTABLE TERMS, OR AT THE APPROPRIATE TIME, WE MAY NOT BE ABLE TO CONTINUE TO DEVELOP AND MARKET OUR PRODUCTS AND SERVICES, OR EVEN TO CONTINUE AS A GOING CONCERN.

We do not currently generate revenues sufficient to operate our business and do not believe we will do so in the foreseeable future. As a result, we must rely on our ability to raise capital from outside sources in order to continue operations in the long term. We will seek to raise additional capital through various financing alternatives, including equity or possibly debt financings or corporate partnering arrangements. However, we may not be able to raise additional needed capital on terms that are acceptable to us, or at all. If we do not receive an adequate amount of additional financing in the future, we may not have sufficient funds to further develop and market our products and services, or even to continue as a going concern.

WE HAVE RECEIVED AN OPINION FROM OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM EXPRESSING DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accounting firm noted in their report accompanying our consolidated financial statements for the fiscal year ended February 28, 2007 that we have reported significant losses from operations and require additional financing to fund future operations and stated that those conditions raised substantial doubt about our ability to continue as a going concern. We cannot assure you that our plans to address these matters will be successful. This doubt about our ability to continue as a going concern could adversely affect our ability to obtain additional financing at favorable terms, if at all, as such an opinion may cause investors to lose faith in our long-term prospects. If we cannot successfully continue as a going concern, our stockholders may lose their entire investment in us.

IF THE INTERNET-BASED VIDEO CONTENT MARKET DOES NOT GROW, WE WILL NOT BE SUCCESSFUL.

The market for our products and services is new and rapidly evolving. As a company in the internet-based video content delivery field, our business model is based on an expectation that demand for internet-based video content will increase significantly and compete with more traditional methods of television broadcasting. There can be no assurance that there is a substantial market for the services we offer. If this market does not grow, we will not be able to achieve meaningful revenues and our business will fail.

IF HIGH-SPEED INTERNET ACCESS WITH VIDEO VIEWING CAPABILITY IS NOT SUCCESSFULLY ADOPTED GLOBALLY, THERE WILL BE LITTLE DEMAND FOR OUR PRODUCTS AND SERVICES.

The success of our business is dependent upon extensive use of the internet. The video content we deliver is best viewed over a high-speed internet connection. We believe increased internet use may depend on the availability of greater bandwidth or data transmission speeds or on other technological improvements, and we are largely dependent on third party companies to provide or facilitate these improvements. If networks cannot offer high-speed services because of congestion or other reasons, or if high-speed internet access fails to gain wide market acceptance, we believe there will be little demand for our products and services and our revenues may be insufficient to achieve and maintain profitability. The deployment of corporate firewalls may also restrict the growth and availability of streaming media services and adversely affect our business model by limiting access to the content broadcast through our service. Changes in content delivery methods and emergence of new internet access devices such as TV set-top boxes could dramatically change the market for streaming media products and services if new delivery methods or devices do not use streaming media or if they provide a more efficient method for transferring data than streaming media.

WE FACE SUBSTANTIAL COMPETITION AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY, THE DEMAND FOR, OR THE PRICES OF, OUR PRODUCTS AND SERVICES MAY DECLINE.

We face numerous competitors both in the internet-based distribution market, and in the more traditional broadcasting arena. Many of these companies have substantially longer operating histories, significantly greater financial, marketing, manufacturing and technical expertise, and greater resources and name recognition than we do. If we fail to attain commercial acceptance of our products and services and to be competitive with these companies, we may not ever generate meaningful revenues. In addition, new companies may emerge at any time with products or services that are superior, or that the marketplace perceives are superior, to ours. There are relatively few barriers preventing companies from competing with us. We do not own any patented technology that precludes or inhibits others from entering our market. We may not be able to compete effectively with any potential future competitors and the demand for, and prices of, our products and services may decline.

IF WE ARE UNABLE TO CONTINUE DEVELOPMENT OF ONE OR MORE OF OUR PRODUCTS, OUR ENTIRE BUSINESS STRATEGY MAY BE UNSUCCESSFUL.

Our overall business strategy is dependent upon providing effective solutions to our customers. We are continuing the development and improvement of the products and services we believe will be necessary for our future growth. We anticipate that enhancements to our existing products will continue to take the majority of the time of our Chief Technology Officer and support from a number of developers on an ongoing basis. Development of any product, however, can be more expensive and time-consuming than originally planned, and face unexpected delays or problems. Any delays in development could cause significant additional expense, result in operating losses and lost corporate opportunities, and create significant marketing opportunities for our competition. Because we are continuing to develop and improve a number of products, all of which are integral to our complete solution, the possibility of a problem is much greater than if we were developing only one product. Problems or delays in the continued development and deployment of any of our products could defeat our business strategy and substantially harm our prospects for future revenues.

IF AUDIO-VIDEO PLAYER SOFTWARE IS NOT READILY AVAILABLE, OUR PRODUCTS WILL NOT GAIN ACCEPTANCE.

To view our products, a viewer must have an audio-video player such as Microsoft Media Player. If free distribution of player software does not continue or player software becomes less accessible, the potential market for our products and services will not grow, which in turn would have an adverse effect on our revenues and ability to achieve and maintain profitability.

IF WE LOSE ONE OR MORE OF OUR MAJOR CLIENTS OUR REVENUES WILL DECLINE SUBSTANTIALLY.

For the fiscal year ended February 28, 2007, our four largest clients accounted for approximately 23% of our revenue. For the fiscal year ended February 28, 2006, our four largest clients accounted for approximately 44% of our revenue. If we lose one or more of these clients, our revenues will decline substantially.

IF WE ARE UNABLE TO OBTAIN AND MAINTAIN SUFFICIENT BANDWIDTH FROM THIRD PARTY PROVIDERS, OUR BUSINESS WILL SUFFER.

We depend on network operators such as Teleglobe and Interoute to distribute video over the internet. These network operators may choose to compete with us, to enter into relationships with competitors, to change the terms on which they distribute our channels, including to increase their prices, or not to do business with us because of our size and lack of operating history. If we are unable to obtain sufficient bandwidth on terms acceptable to us, the scalability and reliability of our system would be adversely affected.

IF CONTENT OWNERS DO NOT ADOPT INTERNET-BASED DELIVERY AS A MEANS FOR DISTRIBUTING THEIR CONTENT, WE MAY NOT BE ABLE TO GENERATE SIGNIFICANT REVENUES.

The success of our business model is highly dependent on video content being available for distribution over the internet. Content owners may choose not to make their content available over the internet. If sufficient content is not available we may not generate sufficient revenues and our business may fail.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE PRICE OF OUR STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed.

IF WE LOSE THE SERVICES OF OUR INTERIM CHIEF EXECUTIVE OFFICER OUR BUSINESS MAY SUFFER.

We are heavily dependent upon the continued services of David McCourt, Interim Chief Executive Officer. The loss could seriously impede our success. We do not carry life insurance on the life of our CEO. In the event that our CEO becomes unavailable for any reason, our business may suffer.

AS A START-UP BUSINESS, WE MAY BE UNABLE TO ATTRACT AND RETAIN THE QUALIFIED TECHNICAL, SALES AND SUPPORT STAFF NECESSARY FOR OUR GROWTH.

Our ability to continue to develop and market our products and services is dependent upon our ability to identify, recruit, retain and motivate qualified personnel. As a start-up business, salaries for our employees are significantly below those of competitors in our industry and most of our existing employees are stockholders or are otherwise incentivized with periodic option grants. The low salaries and lack of assurance of our ability to secure additional funding may affect our efforts to recruit and retain additional personnel necessary to meet our growth targets. In addition, if we continue to issue additional equity in order to finance the business, future stock option grants may be less attractive to potential new hires and may not provide adequate motivation for existing personnel. If we are unable to hire and retain sufficient additional in-house personnel, we will be unable to complete development of our products and services, and our business will suffer.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR IF OUR INTELLECTUAL PROPERTY IS FOUND TO INFRINGE ANOTHER'S INTELLECTUAL PROPERTY, WE MAY BE UNABLE TO GENERATE REVENUES BASED ON OUR PRODUCTS.

None of our intellectual property is covered by patents. We currently rely on a combination of trade secret, nondisclosure and other contractual agreements, as well as existing copyright and trademark laws to protect our confidential and proprietary information, but this may not be sufficient to prevent third parties from infringing upon or designing around our intellectual property to develop a competing product. We cannot be sure that our technology will not infringe any third party's intellectual property. In the event that a third party either infringes upon our intellectual property or makes a claim that our products infringe upon its proprietary rights, we may not have sufficient financial or other resources to enforce our rights or to successfully defend against any claim. Any infringement of or by our intellectual property could restrict our ability to generate revenues from our products.

SYSTEM FAILURES AND/OR SECURITY RISKS MAY IMPAIR OUR OPERATIONS.

The core of our network infrastructure could be vulnerable to unforeseen computer problems. We may experience interruptions in service in the future as a result of the accidental or intentional actions of internet users, current and former employees or others. These risks are heightened by our reliance on a small number of network providers. Unknown security risks may result in liability to Narrowstep and also may deter new clients from using our products and services. The security measures we implement may still be circumvented in the future, which could impair our operations and have a material adverse effect on our business.

AS A THIRD-PARTY DISTRIBUTOR OF PROPRIETARY VIDEO CONTENT, WE ARE VULNERABLE TO CLAIMS OF BREACH OF CONTENT RIGHTS WHICH MAY HARM OUR BUSINESS.

As a third-party deliverer of proprietary video content, we rely on our clients to have the appropriate rights to use and distribute this content. If the rights of the content owners are contravened, knowingly or otherwise, or if a content owner claims their rights are contravened, we could be subject to substantial lawsuits which could be time-consuming and costly to defend and our reputation may be harmed for having delivered the content.

RISKS RELATED TO CONDUCTING BUSINESS OUTSIDE OF THE UNITED STATES MAY ADVERSELY IMPACT OUR BUSINESS.

We market and sell our products and services in Europe, Asia, and the United States. As a result, we are subject to the normal risks of doing business abroad. Risks include unexpected changes in regulatory requirements, export and import restrictions, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, potential adverse tax consequences, exchange rate fluctuations, increased risks of piracy, limits on our ability to enforce our intellectual property rights, discontinuity of our infrastructures, subsidized competition from local nationalized providers and other legal and political risks. Such limitations and interruptions could have a material adverse effect on our business.

ADDITIONAL EQUITY FINANCING WILL DILUTE THE OWNERSHIP INTEREST OF OUR EXISTING STOCKHOLDERS.

On August 8, 2007, we closed a private financing with a number of accredited investors for the sale of common stock and warrants for a total purchase price of $10,510,000. Pursuant to the financing we sold a total of 42,040,000 shares of common stock at a purchase price of $0.25 per share. We also issued to warrants to purchase an aggregate of 21,020,000 shares of common stock at an exercise price of $0.50 per share, subject to adjustment. The warrants are exercisable at any time on or prior to August 8, 2012. The warrants contain customary anti-dilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company. In addition, the exercise price and the number of shares issuable upon the exercise of the warrants are subject to adjustment on a full-ratchet basis in the event that we issue or are deemed to have issued shares of common stock at an effective purchase price of less than $0.50 per share, subject to certain exceptions. In the financing, we issued to the placement agents warrants to purchase an aggregate of 1,706,400 shares of common stock. Those warrants have the same terms as the warrants issued in the financing, except that the warrants issued to the placement agents have a cashless exercise right. In connection with this financing, the Company's $7,110,000 in outstanding mandatorily convertible notes were automatically converted into an aggregate of 35,392,003 shares of common stock at a conversion price of $0.225 per share. These transactions resulted in substantial dilution of the ownership interest of our existing stockholders.

We will need to raise additional capital in the future to continue the development and marketing of our products and services. We anticipate that we may raise capital in the future by selling additional equity or financial instruments which are exchangeable or convertible into equity. Any future equity or equity-related financings will dilute the ownership interest of our existing stockholders.

BECAUSE OUR ASSETS ARE LOCATED PRIMARILY IN THE UNITED KINGDOM, IT MAY BE DIFFICULT TO PROCEED WITH AN ACTION, OR TO ENFORCE A JUDGMENT, AGAINST US.

Our primary offices and assets are located exclusively in the United Kingdom. As a result, it may be difficult for stockholders located in the United States to pursue an action, or enforce a judgment against us, in the event of any litigation.

RISKS RELATED TO INVESTING IN SHARES

IF THERE IS NO ACTIVE TRADING MARKET FOR OUR STOCK, YOU MAY BE UNABLE TO SELL THE SHARES.

There can be no assurance that an active trading market for our shares will ever develop in the United States, or elsewhere. In the event that no active trading market for the shares develops, it will be extremely difficult for stockholders to dispose of the shares. In the event an active trading market develops, there can be no assurance that the market will be strong enough to absorb all of the shares which may be offered for sale by the stockholders.

OUR STOCK PRICE IS HIGHLY VOLATILE AND CAN FLUCTUATE IN RESPONSE TO MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

The trading price of our shares is highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales forecasts, or new products and services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in internet markets, changes in the market valuations of other business service providers providing similar services or products, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of shares and other events or factors, many of which are beyond our control. Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our shares to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our shares. In addition, because our common stock is quoted on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of many companies. These broad market factors may materially adversely affect the market price of the shares, regardless of our operating performance.

OUR OBLIGATION TO REGISTER SHARES OF OUR COMMON STOCK FOR RESALE MAY ADVERSELY AFFECT THE PRICE OF OUR STOCK.

In addition to the shares covered hereby, we are obligated to register for resale 69,497,545 shares of common stock for various selling stockholders. The ability of these selling stockholders to sell their shares on the open market or the perception that such sales may take place in the future may adversely impact the price of our stock. In addition, if we fail to register these shares or, in certain cases, fail to maintain the effectiveness of such registration, we could be subject to substantial monetary penalties.

BECAUSE WE HAVE A LIMITED OFFERING QUALIFICATION IN CALIFORNIA, SALES OF THE SHARES ARE LIMITED IN CALIFORNIA.

The offering of our shares in California was approved on the basis of a limited offering qualification where offers/sales can only be made to proposed California investors based on their meeting certain suitability standards. The California Department of Corporations refers to and specified this standard as a "super suitability" standard, which requires any California investor in our common stock to have not less than (i) $250,000 in liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus $65,000 gross annual income, (ii) $500,000 in liquid net worth, (iii) $1,000,000 in net worth (inclusive), or (iv) $200,000 gross annual income.

Because the offering was approved in California on the basis of a limited offering qualification, we were not required to demonstrate compliance with some of the merit regulations of the California Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. In addition, the exemptions for secondary trading in California available under California

Corporations Code Section 25104(h) will not be available, although there may be other exemptions to cover private sales in California of a bona fide owner of our common stock for his own account without advertising and without being effected by or through a broker dealer in a public offering. These restrictions will make it more difficult to sell our shares in California.

CERTAIN PROVISIONS OF OUR CHARTER AND BY-LAWS COULD DISCOURAGE POTENTIAL ACQUISITION PROPOSALS OR A CHANGE IN CONTROL.

Certain provisions of our Certificate of Incorporation, By-Laws and Delaware law could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Our Board of Directors, without further stockholder approval, may issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.




                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements including, without limitation, in the discussions under the captions "Our Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this prospectus. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as may, might, would, should, could, project, estimate, pro forma, predict, potential, strategy, anticipate, attempt, develop, plan, help, believe, continue, intend, expect, future, and similar terms and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) a projection of revenues, income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure, or other financial items, (ii) the plans and objectives of management for future operations, including plans or objectives relating to our products or services, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, and (iv) the assumptions underlying or relating to any statement described in subparagraphs (i), (ii), or (iii).

The forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to successfully market our products and services, the inability to obtain adequate financing, insufficient cash flows and resulting illiquidity, dependence upon significant customers, inability to expand our business, government regulations, increased competition, changing customer preferences, stock illiquidity, failure to implement our business plans or strategies, and ineffectiveness of our marketing program and our acquisition opportunities. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears under the caption "Risk Factors" and elsewhere in this prospectus.

Because of the risks and uncertainties related to these factors and the forward-looking statements, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements. We disclaim any obligation to update these forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise unless required to do so under applicable federal securities laws.

Readers should read this prospectus and the following discussion and analysis in conjunction with the discussion under the caption "Risk Factors" in this prospectus, our financial statements and the related notes thereto in this prospectus, and other documents filed from time to time by Narrowstep with the Commission.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares covered hereby by the selling stockholders. We will however receive the proceeds from the cash exercise of the warrants or options by the selling stockholders. If all of the warrants and options were exercised for cash, we would receive proceeds of approximately $31.0 million. We intend to use the proceeds from any cash warrant or option exercise for general corporate purposes. There can be no assurance that the warrants or options will be exercised or as to the timing of any such exercise.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board may deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES INCLUDED ELSEWHERE IN THIS ANNUAL REPORT AND THE SECTION "RISK FACTORS" IN ITEM 1A, AS WELL AS OTHER CAUTIONARY STATEMENTS AND RISKS DESCRIBED ELSEWHERE IN THIS REPORT, BEFORE DECIDING TO PURCHASE, SELL OR HOLD OUR COMMON STOCK.

OVERVIEW

We provide our customers with technology that allows them to transmit video content over the internet to targeted audiences. Our services allow customers to format and manage content, create programming, transmit programming to specific audiences and create and manage subscription, pay-per-view and other revenue generation models. We also provide production services to customers; however, production services have declined as a percentage of total revenues as our core "narrowcasting" service grows in importance.

We were incorporated as a Delaware corporation in May 2002. Our headquarters is in Princeton, New Jersey and we have offices in London and New York City. For the fiscal year ended February 28, 2007, approximately 80% of our total revenues were generated from customers in Europe, the Middle East and Africa, 13% was generated from customers in the United States and the remaining 7% was generated from customers in the Asia Pacific region. We expect our revenues from sources in the United States to continue to increase as a percentage of total revenues as we begin to focus more on revenue opportunities there.

HOW WE GENERATE REVENUE

We generate revenue primarily from fees we charge for the use of our technology and related services for narrowcasting and from the sale of production services. Revenues from our narrowcasting activities include fees paid for the establishment and maintenance of channels, encoding and uploading of content, as well as the management of channels on behalf of clients. The fee charged for the establishment of a channel depends on the level of service desired by the customer and typically ranges from $5,000 to $100,000. We also charge a monthly license fee which ranges from $1,000 to $30,000, depending upon the range of features and capabilities being licensed, which covers the use of the TelvOS system, cost of support, maintenance and upgrades. In addition, based on the customer's contract, we may obtain additional revenues from content hosting (the storage of files on our network on a per gigabyte basis), content delivery (the cost of bandwidth, on a per gigabyte basis, to deliver the content to the end viewer), and, to a lesser extent, revenue sharing arrangements. These revenue sharing arrangements come from monthly or annual subscription fees charged to the viewer for the channel, pay per view events, and in some cases from advertising campaigns that we have provided for the content owner. The majority of our customers sign twelve month contracts which are the basis of our billing arrangements.

Revenues for narrowcasting are recognized in our financial statements as follows: any consulting services or one-time setup fees for a customer channel are recognized once the work is completed and accepted by the customer. The monthly recurring revenue items are, the monthly license fee, the monthly usage of bandwidth, and the amount of storage at time of billing. We currently do not use any estimates for recording revenue. The revenue recognized during the month is based on a contractual rate or monthly fee which covers the month invoiced.

Revenues from production services include fees paid for the production, filming, editing and encoding of programs. We charge our clients on a time and expense basis for these services, typically on a project-by-project basis, although occasionally under longer term agreements. Revenues for production services are recognized only when the project is completed and delivered to the customer.

The Company may receive payments in advance for narrowcasting and production services. These payments are deferred and recognized only when the revenue is earned as described above.

73% of our revenues for the fiscal year ended February 28, 2007 came from narrowcasting and other services and 27% came from production services. 55% of our revenues for the fiscal year ended February 28, 2006 came from our narrowcasting activities and 45% came from production services. We expect that the proportion of our revenues generated by our narrowcasting business will continue to increase.

KEY REVENUE DRIVERS

Currently we have identified several key drivers that we believe significantly affect our revenue and operations and we are beginning to track these drivers. We expect to report these drivers in future filings once our systems infrastructure is able to accurately track and report the relevant data. Below is a description of the drivers we believe are important to track and monitor in order to gauge the success and/or indicate any problems occurring in the business.

AVERAGE MONTHLY RECURRING REVENUE which is total monthly recurring revenue divided by the number of customers. We believe that an increase in our average monthly recurring revenue, which is the largest component in our monthly billing for narrowcasting, indicates that our customers are increasing their usage of our TelvOS capabilities.

AVERAGE BANDWIDTH USAGE which is the total bandwidth usage divided by the total number of customers. An increase in average bandwidth usage is an indicator of the popularity of our customer channels as a group. We expect that such an increase would have a positive effect on our related revenue streams, such as revenue sharing arrangements, which includes subscription or advertising.

AVERAGE STORAGE which is the total amount of content stored divided by the total number of customers. We believe that an increase in average storage is an indicator of new and fresh content which can also drive traffic and affect related revenue streams.

RESULTS OF OPERATIONS:  THREE MONTHS ENDED MAY 31, 2007

NARROWSTEP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (UNAUDITED)
-------------------------------------------------------------------------------------------------------------
                                                                                     Three Months Ended
                                                                               May 31, 2007      May 31, 2006
                                                                                     $                 $
-------------------------------------------------------------------------------------------------------------
REVENUE
   Narrowcasting and other                                                       1,415,160            836,513
   Production services                                                             175,633            308,010
-------------------------------------------------------------------------------------------------------------
Total revenue                                                                    1,590,793          1,144,523
-------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES

   Operating                                                                     1,225,791            422,218

   Selling, general and administrative                                           2,645,624          1,680,563

   Research & development                                                          798,750            255,057
-------------------------------------------------------------------------------------------------------------
Total operating expenses                                                         4,670,165          2,357,838
-------------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                                  (3,079,372)        (1,213,315)
-------------------------------------------------------------------------------------------------------------
   Interest income (expense), net                                                 (179,643)            44,099
   Currency exchange income (loss)                                                  (1,903)              (589)
-------------------------------------------------------------------------------------------------------------
NET LOSS                                                                        (3,260,918)        (1,169,805)
=============================================================================================================

CONSOLIDATED REVENUES for the three months ended May 31, 2007 increased $446,270, or 39%, to $1,590,793 from $1,144,523 for the three months ended May 31, 2006 as follows:

NARROWCASTING AND OTHER REVENUES for the three months ended May 31, 2007 was $1,415,160, an increase of $578,647, or 69%, over the $836,513 reported for the three months ended May 31, 2006. This increase in narrowcasting revenues resulted primarily from a net increase in customers. Narrowcasting revenues also include one-time implementation fees, which will continue to contribute to revenue as more customers are added. The increase in customers resulted primarily from a 180% increase in customers located in the United States compared to the three months ended May 31, 2006 (see geographical distribution below). Approximately 14% of total narrowscasting revenues for the three months ended May 31, 2007 were from customers in the US, compared to 7% for the three months ended May 31, 2006. We have identified further penetration of the US market as a key goal of our strategic plan and expect the amount of narrowscasting services from US customers to continue to increase as a percentage of total narrowscasting revenues.

PRODUCTION SERVICES REVENUES for the three months ended May 31, 2007 was $175,633, a decrease of $132,377, or 43%, compared to $308,010 for the three months ended May 31, 2006. As previously disclosed, our strategic plan is to focus our resources on narrowscasting and to de-emphasize production services as a revenue source of our business. Consistent with this plan, revenues from this segment continue to decline as we continue to fulfill current obligations and execute on our plan to exit this business segment.


GEOGRAPHICAL DISTRIBUTION OF CONSOLIDATED REVENUES:

----------------------------------------------------------------------------
 UNAUDITED                                     Three Months Ended
                                   May 31, 2007     May 31, 2006     Percent
                                         $                $           Change
----------------------------------------------------------------------------
United States                            226,349           80,872       180%

Europe, Middle-East and Africa         1,339,108        1,006,102        33%
Asia Pacific                                --             39,401      -100%
Internet Sales                            25,336           18,148        40%
----------------------------------------------------------------------------

Total                                  1,590,793        1,144,523        39%
============================================================================

CONSOLIDATED COSTS AND EXPENSES for the three months ended May 31, 2007 were $4,670,165, an increase of $2,312,327, or 98%, compared to $2,357,838 for the three months ended May 31, 2006 as follows:

OPERATING EXPENSES includes the cost of bandwidth, direct labor, sub-contracted labor, consulting fees and depreciation. For the three months ended May 31, 2007 these costs were $1,225,791, a 190% increase over the $422,218 reported in the three months ended May 31, 2006. The increase resulted primarily from increased headcount to meet customer support needs and to begin building our internal Content Delivery Network (CDN) system.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES includes employee compensation and related costs for personnel engaged in marketing, direct and reseller sales support functions, the executive team and back office help. For the three months ended May 31, 2007 these costs were $2,645,624, a 57% increase over the $1,680,563 reported for the three months ended May 31, 2006. The increase is primarily due to increased headcount primarily in direct sales as we build infrastructure to support a higher level of sales. SG&A expenses were also adversely impacted by a large increase in bad debt. This increase primarily resulted from the failure of a number of narrowcasting customers to have sufficient capital to sustain their business models as well as non-payments by several production services customers. We are pursing collection efforts where appropriate. The Company has implemented new controls and procedures aimed at minimizing bad debt expense in future periods.

RESEARCH & DEVELOPMENT EXPENSES include employee compensation, stock options and depreciation and any related costs for personnel primarily focused on research and development efforts. For the three months ended May 31, 2007 these costs were $798,750, a 213% increase over the $255,057 reported for the three months ended May 31, 2006. We have recently hired developers to further enhance the TelvOS system and to add new functionality. Aside from adding new capabilities to the TelvOS system, new employees were also needed in order to maintain the system and support our growing customer base.

RESULTS OF OPERATIONS:  FISCAL YEAR ENDED FEBRUARY 28, 2007

----------------------------------------------------------------------------------------------------------------------------
 AUDITED                                                        Year ended
                                                   February 28,      February 28,
                                                       2007              2006              Inc (Dec)                Percent
                                                        $                  $                   $                    Change
----------------------------------------------------------------------------------------------------------------------------
REVENUE

  Narrowcasting and other                            4,369,117           1,499,633           2,869,484                  191%
  Production services                                1,639,718           1,206,629             433,089                   36%
---------------------------------------------------------------------------------------------------------------------------

Total Revenue                                        6,008,835           2,706,262           3,302,573                 122%

TOTAL COSTS AND EXPENSES
  Operating                                          2,655,395           1,804,879             850,516                   47%
  Selling,general and administrative                 8,206,223           4,779,764           3,426,459                   72%
  Research & development                             1,088,723             390,606             698,117                  179%
  Impairment charge on long-lived assets             1,228,437                --             1,228,437                    0%
---------------------------------------------------------------------------------------------------------------------------
Total Operating expenses                            13,178,778           6,975,249           6,203,529                   89%
  Otherincome (expense), net                           118,814             (14,641)            133,455                -912%
  Currency exchange income (loss)                      (10,345)             (6,149)             (4,196)                  68%

NET LOSS                                            (7,061,474)         (4,289,777)         (2,771,697)                  65%
===========================================================================================================================

Headcount                                                   56                  34                  22


CONSOLIDATED REVENUES for the fiscal year ended February 28, 2007 increased $3,302,573, or 122%, to $6,008,835 from $2,706,262 for the fiscal year ended
February 28, 2006 as follows:

NARROWCASTING AND OTHER REVENUES for the fiscal year ended February 28, 2007 increased $2,900,000, or 191% over the prior year. This increase in narrowcasting revenues resulted primarily from a net increase in customers. Narrowcasting revenues also include one-time implementation fees, which will continue to contribute to revenue as more customers are added. The addition of the sales team in the United States has begun making strides in that market. As a result, we have seen an increase of revenue in the United States over the prior year of 126% (see geographical distribution below).

PRODUCTION SERVICES REVENUES for the fiscal year ended February 28, 2007 increased $433,000, or 36% over the prior year. This increase in production services revenues resulted primarily from revenues from new customers added over the past year and sales of previously recorded programming. This business remains seasonal in nature and dependent on one-time assignments. Since the end of fiscal 2007, the number of jobs has decreased primarily as a result of the termination of employment of several senior employees of this business and a decreased emphasis on the production services business.

GEOGRAPHICAL DISTRIBUTION OF CONSOLIDATED REVENUES:

-------------------------------------------------------------------------------
 AUDITED                                       Year Ended
                                              February 28,
                                          2007            2006        Percent
                                            $               $           Change
-------------------------------------------------------------------------------
United States                            755,452          333,884         126%
Europe, Middle-East and Africa         4,794,144        2,137,260         124%
Asia Pacific                             356,765          212,037          68%
Internet Sales                           102,474           23,081         344%
-----------------------------------------------------------------------------
Total                                  6,008,835        2,706,262         122%
=============================================================================

CONSOLIDATED COSTS AND EXPENSES for the fiscal year ended February 28, 2007 increased $6,200,000, or 89%, over the prior year as follows:

OPERATING EXPENSES includes the cost of bandwidth, direct labor, sub-contracted labor, consulting fees and depreciation. For the fiscal year ended February 28, 2007 these costs were $2,700,000, a 47% increase over the prior year.

The increase resulted primarily from increased headcount to meet customer support needs and to begin building our internal CDN system. Operating expenses also increased as a result of an increased use of independent contractors in order to meet the increased work load of the production service business. The total costs of operations were offset in part by lower bandwidth costs year-over-year, due to a large credit that was issued by our network carrier related to an overcharge that applied towards costs recognized in fiscal year 2006 and fiscal year 2007. Once the errors in our bills were detected, the carrier issued the credit and corrected all future invoices.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES includes employee compensation and related costs for personnel engaged in marketing, direct and reseller sales support functions, the executive team and backoffice help. For the fiscal year ended February 28, 2007 these costs were $8,200,000, a 72% increase over the prior year. This increase is due increased headcount primarily in direct sales. SG&A expenses were also adversely impacted by a large increase in bad debt. This increase primarily resulted from the failure of a number of narrowcasting customers to have sufficient capital to sustain their business models as well as non-payments by several production services customers. We are pursing collection efforts where appropriate. The Company has implemented new controls and procedures aimed at minimizing bad debt expense in future periods. SG&A also increased as a result of increased legal and accounting fees as well as increased expenses to house a growing number of employees.

RESEARCH & DEVELOPMENT EXPENSES include employee compensation, stock options and depreciation and any related costs for personnel primarily focused on research and development efforts. For the fiscal year ended February 28, 2007 these costs were $1,100,000, a 179% increase over the prior year. During the fiscal year the company began to hire developers to further enhance the TelvOS system and to add new functionality. Aside from adding new capabilities to the TelvOS system, new employees were also needed in order to maintain the system and support our growing customer base.

IMPAIRMENT CHARGE ON LONG-LIVED ASSETS reflects the write off of the goodwill and intangible assets of Sportshows Television, Ltd., our production services business.

The reason for the impairment was due to several factors. In the past the production segment has not been profitable and the company is currently re-evaluating the products and services being offered by the production segment. Several senior employees of STV are no longer employed with the Company. The prospects or sales leads generated from this segment have been declining, and we have incurred significant bad debts related to the existing sales.

TRENDS IN OUR BUSINESS

During 2004, we completed the initial development of our product suite and began to focus primarily on the sale of licenses to use our narrowcasting products. Since then, we have added significantly to our customer base and expect growth in the number of clients using our products and services to continue to increase. Revenues generated by our narrowcasting activities grew to exceed those from production services in the fiscal year ended February 28, 2007. In addition, we have increased our U.S. customer base which is becoming an important source of revenue as we increase our focus on opportunities there.

We expect that our operating expenses will continue to increase as we seek to improve and upgrade our products, continue to build our infrastructure and devote resources to building a sales and marketing network. We expect that non-operating expenses, such as accounting, legal and other professional fees will decrease as a percentage of revenues as we focus on holding those costs down and look for opportunities to reduce these costs through better management and through automation.

LIQUIDITY AND CAPITAL RESOURCES

We had $4,328,212 in cash and cash equivalents available at May 31, 2007 and available bank overdraft facilities of $59,300.

Cash was used to meet the needs of the business including, but not limited to, payment of operating expenses, funding capital expenditures and, working capital. We discuss many of these factors in detail below.

We have financed our operations from inception through private equity financing. From inception through May 31, 2007, we sold and issued in exchange for services an aggregate of 45,348,974 shares of our common stock for gross proceeds of approximately $14.8 million. In addition, we have granted options and issued shares in lieu of cash in payment to third parties for services rendered and in connection with the acquisition of Sportshows Television, Ltd. To a lesser extent, we have also used capital leases to fund some of our equipment acquisitions. We have incurred significant losses since our inception and, at May 31, 2007, had an accumulated deficit of approximately $22.8 million.

Our current ratio (current assets divided by current liabilities) relates to our ability to pay our short-term debts as they become due. At May 31, 2007, our current ratio was 2.4, compared to 0.9 at February 28, 2007. Our current ratio fluctuates primarily as we use cash to develop our business and raise additional funds from private equity financing from time to time.

On March 2, 2007, we closed a private financing with a number of accredited investors for the sale of our 12% Mandatorily Convertible Notes and warrants for a total purchase price of $7,110,000. The notes, which were to mature on March 2, 2009, bore interest at 12% per annum, payable at maturity. The Notes were mandatorily convertible at a 10% discount into securities we issued in any subsequent private placement that resulted in gross proceeds to us of at least $3,000,000 or, in the event of a sale of the Company prior thereto, shares of common stock valued at a discount of 10% to the per share price to be paid in the Company sale. The warrants are exercisable at any time on or prior to March 2, 2012 for an aggregate of 3,555,000 shares of common stock at an exercise price of $0.60 per share, subject to adjustment. The Company has the right to force the cash exercise of the warrants if the common stock trades at or above $1.80 per share for at least 20 consecutive trading days. Both the notes and the warrants contain customary anti-dilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company. In the financing, we issued to the placement agents warrants to purchase an aggregate of 75,875 shares of common stock. Those warrants have the same terms as the warrants issued in the financing.

On August 8, 2007, we closed a private financing with a number of accredited investors for the sale of common stock and warrants for a total purchase price of $10,510,000. Pursuant to the financing we sold a total of 42,040,000 shares of common stock at a purchase price of $0.25 per share. We also issued to warrants to purchase an aggregate of 21,020,000 shares of common stock at an exercise price of $0.50 per share, subject to adjustment. The warrants are exercisable at any time on or prior to August 8, 2012. The warrants contain customary anti-dilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company. In addition, the exercise price and the number of shares issuable upon the exercise of the warrants are subject to adjustment on a full-ratchet basis in the event that we issue or are deemed to have issued shares of common stock at an effective purchase price of less than $0.50 per share, subject to certain exceptions. In the financing, we issued to the placement agents warrants to purchase an aggregate of 1,706,400 shares of common stock. Those warrants have the same terms as the warrants issued in the financing, except that the warrants issued to the placement agents have a cashless exercise right. In connection with this financing, the Company's $7,110,000 in outstanding mandatorily 12% convertible notes were automatically converted into an aggregate of 35,392,003 shares of common stock at a conversion price of $0.225 per share.

With the completion of these financings we will have sufficient working capital to fund our operations for at least the next twelve months. We also are making efforts to improve our financial position by evaluating ongoing operating expenses, increasing our effort to collect outstanding receivables and continuing to focus on increasing sales.

FOR THREE MONTHS ENDED MAY 31, 2007 (UNAUDITED)

NET CASH USED IN OPERATING ACTIVITIES was approximately $2,551,202 for the three months ended May 31, 2007 and approximately $920,186 for the three months ended May 31, 2006. The increase in cash used in operations was due primarily to an increase in our net loss. This increase was primarily due to an increase in sales and marketing expenses as we sought to build our narrowcasting customer base and an increase in the operations and development to enhance the CDN and TelvOS system capabilities.

NET CASH USED IN INVESTING ACTIVITIES was approximately $528,637 for the three months ended May 31, 2007 and approximately $316,789 for the three months ended May 31, 2006. The increase over the prior year period resulted from capital equipment purchased for our network.

NET CASH PROVIDED BY FINANCING ACTIVITIES was $6,930,248 for the three months ended May 31, 2007 and approximately $1,465,513 for the three months ended May 31, 2006. The increase resulted primarily from the sale of convertible notes issued March 2, 2007 as described below.

As of May 31, 2007, our principal capital commitments consisted of obligations outstanding under capital leases as shown in the table below:

-----------------------------------------------------------------------
UNAUDITED                                           Three Months Ended
                                                         May 31, 2007
                                                               $
-----------------------------------------------------------------------
Amounts payable:
Within 12 months                                            104,977
Between one and two years                                    92,774
Between two and three years                                  27,128
-----------------------------------------------------------------------
Total future commitment                                     224,879
Less: finance charges allocated to future
periods                                                     (21,181)
-----------------------------------------------------------------------
Present Value                                               203,698
=======================================================================


An overdraft facility is a line of credit arrangement, negotiated with a bank and usually reviewable on an annual basis, whereby the bank's customer is permitted to take its checking account into a debit balance on a pre-agreed interest basis up to an agreed amount. Amounts utilized under overdraft facilities are payable on demand. At May 31, 2007 and February 28, 2007, the overdraft facilities consisted of approximately $19,800 and $19,600, respectively, with Barclays Bank PLC and $39,500 and $39,000, respectively, with National Westminster Bank PLC (NatWest). Neither facility was utilized on May 31, 2007 or February 28, 2007. The interest rate on the Barclays facility is 5.75% above Barclays' variable base rate (which base rate was 5.25% per annum as of May 31, 2007). The interest rate on the NatWest facility is 5.75% above NatWest's variable base rate (which base rate was 5.25% per annum as of May 31, 2007). The Barclays overdraft facility was renewed on February 17, 2007. The NatWest overdraft facility was renewed on May 31, 2006.

FOR FISCAL YEAR ENDED FEBRUARY 28, 2007 (AUDITED)

NET CASH USED IN OPERATING ACTIVITIES was approximately $4,500,000 for the fiscal year ended February 28, 2007 and approximately $2,700,000 for the fiscal year ended February 28, 2006. The increase in cash used in operations was due primarily to an increase in our net loss. This increase was primarily due to an increase in sales and marketing expenses as we sought to build our narrowcasting customer base and an increase in the operations and development to enhance the TelvOS system capabilities.

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES was approximately $1,300,000 for the fiscal year ended February 28, 2007 and approximately ($2,700,000) for the fiscal year ended February 28, 2006. The increase over the prior year resulted from the sale of short-term investments offset in part by capital equipment purchased for our network.

NET CASH PROVIDED BY FINANCING ACTIVITIES was approximately $1,400,000 for the fiscal year ended February 28, 2007 and approximately $7,600,000 for the fiscal year ended February 28, 2006. The decrease resulted primarily from the two equity financing completed during the fiscal year ended February 28, 2006.

As of February 28, 2007, our principal capital commitments consisted of obligations outstanding under capital leases as shown in the table below:

--------------------------------------------------------------------
AUDITED                                                Year Ended
                                                       February 28,
                                                           2007
                                                            $
--------------------------------------------------------------------
Amounts payable:
Within 12 months                                         104,235
Between one and two years                                 99,388
Between two and three years                               45,725
--------------------------------------------------------------------
Total future commitment                                  249,348
Less: finance charges allocated to future
periods                                                 (25,767)
--------------------------------------------------------------------
Present Value                                            223,581
====================================================================

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), "Accounting for Stock-Based Compensation (Revised)." SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company adopted SFAS No. 123(R), effective March 1, 2006. Based on stock options that vested during the year ended February 28, 2007, the Company recorded approximately $702,000 in additional compensation expense for the fiscal year ended February 28, 2007, under SFAS No. 123(R).

Prior to March 1, 2006 the Company followed SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allowed companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"), but disclose the pro forma effect on net income (loss) had the fair value of the options been expensed.

Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant or issue date prior to March 1, 2006 and consistent with the provisions of SFAS No. 123(R), the Company's net income and income per share would have been reduced to the pro forma amounts indicated below:


------------------------------------------------------------------------
 AUDITED                                                    Year Ended
                                                           February 28,
                                                                2006
                                                                  $
------------------------------------------------------------------------
Net loss as reported                                        (4,289,777)
Add: Stock-based employee compensation included in
  reported net loss                                            695,297
Less: Pro forma stock-based compensation expense            (3,019,437)
------------------------------------------------------------------------
Pro forma net loss                                          (6,613,917)
------------------------------------------------------------------------
Basic and  diluted loss per common share as
  reported                                                        (0.13)
Pro forma basic and diluted loss per common share                (0.21)
Weighted-average common shares outstanding                  32,190,594


FOREIGN EXCHANGE RISKS

We are a Delaware corporation and since our inception we have been raising funds in US dollars. However, we have significant operations in London, and a substantial portion of our business is conducted in sterling.

This currency difference between our fundraising and business operations represents a risk related to the rate of exchange from US dollars to sterling. We hold surplus funds mainly in US dollars. A larger currency exchange risk results from our primary assets being denominated almost entirely in sterling. The dollar value of our assets, and thus our stockholders' equity, increases when the dollar weakens relative to the pound and vice versa. In the future, we expect to generate a greater percentage of our revenues from operations in the United States which would be received in US dollars and which should help mitigate the exchange risk.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its consolidated financial position, results of operations or cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties.

FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 is not expected to have a material impact on the company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective in fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that the adoption of this statement will have on the Company's consolidated financial statements.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have had or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

                                  OUR BUSINESS

GENERAL

Narrowstep Inc. is a pioneer in the field of internet-based video content delivery. Our objective is to provide world class tools to content owners, best of breed tools to the internet television viewer, and to move video around the globe efficiently and effectively utilizing our own content delivery network. Our proprietary operating system, which we have termed the Television Operating System - TelvOS, provides comprehensive delivery of video content and television-like programming to mobile, wireless, internet, broadband and broadcast services. Our system provides a platform to enable owners and users of video content to reach specific audiences by "narrowcasting" - targeting delivery of specific content to interested groups. Narrowcasting provides new business opportunities for content providers to build commercial channels by creating a new model for delivering content. In addition to enabling delivery of content, the Narrowstep platform enables our clients to commercialize video-based content. This can be achieved through directed advertising, sponsorship, pay-per-view, subscription, and/or e-commerce.

MARKET OVERVIEW

We believe the media industry is in the process of a fundamental transformation. The delivery of video content, which previously has been dominated by terrestrial and satellite cable delivery systems, and national and cable broadcasters, is facing many of the same changes that publishing faced in the 1980s - desktop video, lower production costs and easier distribution are changing the marketplace just as desktop publishing changed the publishing world forever.

Traditional distribution of video content on terrestrial bands, satellite and cable is now augmented by broadband distribution on the internet. This model may fragment further as wireless and mobile networks provide newer and more efficient distribution for video content through the delivery of television signals over internet protocol or TV over IP. Our goal is to establish our platform as the de facto standard for building TV over IP channels and delivering video content over broadband, mobile and wireless networks.

We believe that the delivery of video content over the internet is an effective means of providing entertainment and information and has a multitude of applications. Internet-based distribution of video content creates possibilities for directed programming not usually feasible in traditional broadcasting. Narrowcasting describes a field that is evolving due to a number of factors which we believe are changing the traditional broadcast model:

        o NEW TECHNOLOGY. The internet and mobile communications are two media that have taken market share from traditional TV viewing in recent years. Increasingly, video content is being made available over these media.

        o PROLIFERATION OF CHANNELS. Content owners are able to access viewers through distribution on cable, satellite and digital services. The number of traditional channels has increased markedly over the last 20 years as these distribution media have been exploited. The internet offers a further distribution medium with launch costs significantly lower than for a new cable or satellite channel.

        o TARGETED MARKETING. We believe that marketers are looking beyond broadcasting's focus on broad, mass markets and that content providers and advertisers are increasingly seeking to differentiate and target specific markets.

Narrowstep was formed to provide content delivery solutions for targeted video programming through an internet-based delivery solution. Traditional delivery of video content is largely achieved through the transmission of content over mass market media such as terrestrial transmission, satellite and cable systems based on a "play once, view anywhere" model. Traditional broadcasting relies on diary entries made by small samplings of viewers in order to gauge viewing habits and trends. These entries are then compiled into viewing surveys by market research agencies such as Nielson and BARB in an effort to extrapolate audience measurement and viewing trends among various populations. These technologies and the commercial model which pays for the deployment of traditional television stations require the delivery of mass market audiences, since advertisers pay for audience delivery.

Using internet protocol technology and our content delivery solutions, it is possible to identify all individual viewers of content by location, using their internet addresses, and by subject interest, by recording the viewer's viewing habits. In addition, it is also possible to require a viewer to register and provide additional detail in order to access content. As a result, content providers can target delivery of video content to specific individuals or groups of individuals. Since the internet is available globally, unlike most traditional broadcasting mechanisms which are generally limited to geographical regions, targeted audiences can also be aggregated across the world providing a means of grouping a desired audience in sufficient numbers to make directed content economically viable.

Narrowstep's primary marketplace is in the delivery of broadband TV over IP. Broadband is experiencing explosive growth. More than two-thirds of all active U.S. Web users connect via broadband, according to February 2006 data from Nielsen/NetRatings.

We believe that the provision of broadband content will be a fast-growth market in media and technology. In addition, other network delivery systems such as wireless and mobile will also provide considerable market opportunities beyond the growth of broadband, providing longevity to our plans and business model. The increasing availability of bandwidth, combined with the significantly cheaper costs of internet transmission as compared with traditional satellite and cable televisions, as well as the potential to reach a greater number of viewers due to its global accessibility, are creating a market for internet-based video content which we believe is attractive to content providers, channel producers, and advertisers.


PRODUCTS AND SERVICES

We provide a range of products and services based on our core technology platform, TelvOS. This is a comprehensive video and audio management and play-out system. It facilitates making video and audio content available as a live stream, distributing images of live events over the network; as highlights, or video on demand; as searchable content from an archive; and as a 24 x 7 stream, like television. A video stream is not downloaded to the viewer's computer; rather it is made available as a continuously playing service, similar to traditional broadcast television. Additionally, video can be offered for download with integrated digital rights management.

From the TelvOS platform, content can be made available to the internet, broadband services, cable and satellite, mobile networks, wireless systems, and to digital signage, point of sale and point of information displays. All elements can be controlled in real time from a web-based interface. The service can be commercialized using pay-per-view, subscription, content syndication, advertising, sponsorship and e-commerce functions, and can be controlled and changed in real time. It also provides full real time monitoring and statistical feedback to the channel operator.

The Narrowstep family of products and services consists of the following:

TELVOS - CORE SYSTEM
     The TelvOS core system is a complete platform for the management and play-out of rich media over the Internet and other IP networks. The TelvOS Core System includes a content management system to manage, search, and publish rich media assets. Content can be uploaded automatically or manually in any common computer audio, video or streaming format and then managed with full metadata support. Metadata provides detailed descriptions of the content and attaches details such as the length, category and copyright owner. Channel owners can create video sequences for play-out including advertising, station identifications and content trailers, along with the programming content. The content can be made available to viewers as a live, `as it happens' service; as video on demand; via an archive and search function; and as scheduled programming streams in the Narrowstep Player. The TelvOS cores system features control over in which territories the content is made available provides full security and digital rights management control and can include advertising and sponsorship support, along with pay-per-view and subscription payment packages. Once prepared, the content can be made available to mobile, wireless, broadband and broadcast networks. This system enables customers to build and manage video channels over multiple media outlets. The TelvOS Core System provides detailed statistics on all elements of the system's performance, from the number of unique viewers to the length of time the channel was watched and the number of advertisements delivered.

     TelvOS provides clients with a complete suite of content management tools. Content can be uploaded automatically or manually in any common computer audio, video or streaming format and then managed with full metadata support. A statistics function delivers real time intelligence on the number of viewers, data transferred and even the proportion of the data viewed or listened to. In addition, a detailed search engine supports the retrieval of content from the archive. TelvOS also allows clients to determine how and when to make the content available to viewers. Our technology enables clients to control where the content is available, provides full security and digital rights management control and can include advertising and sponsorship support, along with pay-per-view, subscription and microcharging options. Clients can use TelvOS to make video and audio content available as a live stream, to distribute live event coverage, to play highlights, to provide video on demand; to enable viewers to obtain searchable content from an archive; and to provide continuous play video 24 hours per day, similar to broadcast and cable television.

     Our system enables clients to fully commercialize broadband video distribution by providing complete control and management of advertising content. With TelvOS, clients can upload, store and manage advertisements, infomercials and sponsored programs. Advertising campaigns can be constructed in real time by defining the required profile of the target audience and selecting how many views of the advertisement - called ad impressions - are desired by the advertiser. Advertisements are then automatically played out to any viewer matching this profile. Where there are more ads than advertising slots, the advertiser can bid for the slot, and the highest paying advertisement will be played out by default.

     The Narrowstep Player provides the graphic user interface for viewers to access and control content from TelvOS and is not marketed as a separate product. During a viewer's initial connection, the Narrowstep Player automatically runs a bandwidth check to detect the viewer's connection, device and platform and then provides the content in a format and size, and at a data rate most appropriate for the viewer. The Narrowstep Player then provides the viewer with controls over the video content being displayed, including the ability to select between live content, scheduled content, on demand content and content in the video or audio archive. Where a pay-per-view or subscription model is deployed the Narrowstep Player enables the viewer to pay for the content. Narrowstep Players can be embedded into an existing website or application, thus extending the reach of the channel through third party web site syndication.

ADSERVER
     AdServer is an online system that enables the commercialization of broadband video distribution by providing complete control and management of advertising content. Using adServer, clients can upload, store and manage advertisements, infomercials and sponsored programs. Advertising campaigns can be constructed in real time by defining the required profile of the target audience and selecting how many views of the advertisement - called ad impressions - are desired by the advertiser as well as bidding terms. Advertisements are then automatically played out matching the viewer profile to the available campaigns while maximizing the advertising revenue for the channel.

PAYGATE
     PayGate is an interface between the TelvOS platform and payment gateways, such as PayPal and Cybersource. Any item on the platform, such as an on-demand video or a channel can have a payment rule attached to it which requires the viewer to pay before they can view or access the content. PayGate supports single and recurring transactions for pay per view and subscription business models. All transactions are captured and reported for each channel. Sensitive payment details are not stored, but are forwarded to a payment service provider (PSP) for processing.

NCODER
     NCoder is an encoding hardware solution that provides direct encoding capability for video content and attaches to a client's edit machine or network. Video files are placed in an upload file folder on the nCoder by the client and the files are compressed into all the selected formats, sizes and data rates required and then uploaded into the client's TelvOS account. The nCoder is offered in 2 tiers, nCoder and nCoder Pro. The nCoder Pro includes faster encoding up to real time feeds in multiple data formats.

DOWNLOADSERVER
     DownloadServer is a product integrated within TelvOS to offer secure downloads of any rich media. Multiple files or file formats can be bundled into a download pack and secured with Microsoft digital rights management
     (DRM). Channel owners can configure the license terms of the DRM of the download pack and payment rules such as pay per download and subscription access.

We also provide a full range of services complementary to our technology platform, including:

     CHANNEL AND PLAYER SET UP. We use our core technology to establish internet channels and customized players for clients according to their specifications which then operate under a license arrangement. Player customization can be ongoing work through the life of the channel, because an Internet TV channel, like any website, is constantly being updated and improved.

     PRODUCTION SERVICES. We provide a full range of production services for our clients, focusing on high quality content encoding, ingestion into TelvOS, metadata entry, support for live streaming, and pre-production and production services.

     CONSULTING SERVICES. We provide a variety of additional consulting and management services. These vary depending upon client needs and include such things as advice on advertising and distribution strategies, technology integration services, digital media, content acquisition, and providing advertising for content through arrangements with advertisers.

     CUSTOMER SERVICE & SUPPORT: For our Internet TV channels, we provide 24x7 email and phone support as it pertains to the TelvOS System.


NARROWSTEP'S CONTENT DELIVERY NETWORK (CDN)

Our platform is generally deployed under an application service provider model. Clients and partners are provided with logins and we control the applications and the platform they run on. The Narrowstep platform and all Narrowstep products are operated on our servers; under certain circumstances, we will install a copy of the server within a client's network. This is most likely to happen with internet service providers and telecom partners.

Our technology has been designed and engineered to be scalable and replicable. When a client uploads a file to any Narrowstep server, this file is replicated to every server on the network, unless otherwise configured. Our network is currently capable of handling approximately 5,000 simultaneous users. We are currently in the process of upgrading our CDN to increase the amount of simultaneous users to 10,000.

We operate our core technology platform on top of our content delivery network or "CDN", which is hosted by some of the world's leading internet service providers. We have points of presence or "POP" locations with each of Teleglobe and Interoute in London and Interoute in New York. More recently, we added a network within the network of Telewest Communications, one of only two cable operators in the United Kingdom, to deliver services to their cable modem IP service, blueyonder. We plan to continue investing in our own CDN which we believe will be cost effective and give us the ability to deliver the highest quality video to our end users.

SALES AND MARKETING

To date, we have sold and marketed our services largely through direct approaches to potential clients. More recently many sales leads have been generated by word of mouth, via our web site and by attending and presenting at various industry trade shows. As of May 31, 2007, we had 17 full-time sales and marketing employees.

We have also established partnering or reseller arrangements with third parties under which we have agreed to pay our partners a portion of the revenues they generate in reselling our products. Under these arrangements partners are entitled to receive commissions of between 10% and 30% for work resulting from introductions and are expected to continue to provide related supporting services. We believe these arrangements will enable us to enter specialized and more diverse geographical markets than we might otherwise be able to penetrate using solely our own sales efforts. We intend to continue to update our support arrangements, training and promotional materials to provide additional support for our partners.

We plan to continue expanding our sales and marketing activities, including hiring additional employees for our sales and marketing efforts and developing marketing programs, trade show participation and speaking engagements. We plan to concentrate primarily on the following marketing techniques in the coming year:

        o       Direct sales - by our in-house sales team;
        o Channel sales - building a network of resellers for our products;
        o Public relations - attracting increased media coverage for our business;
        o Trade shows - exhibiting at key trade shows in Europe and the United States; and
        o Marketing materials - updating our literature, website and general marketing materials to more effectively promote our business, products and services.

CLIENTS

Many of our customers are producers, owners of content or have rights to content. Many of these customers use our solutions to address a specific niche in the marketplace. Some examples of these niche areas are faith based channels, Travel channels, and extreme sports. We also have customers that are cable operators that have also launched channels on the web and are using our services to broadcast and manage their content. In addition, we provide production services for various content owners or companies that have rights to film a sporting event.

COMPETITION

The internet video distribution market is highly competitive and subject to changing technology and market dynamics. We believe the principal competitive factors in our market include:

        o        ability to provide a complete solution;
        o        content management capabilities;
        o        enabling clients to monetize content;
        o        quality of video stream; and
        o        service reliability.

We believe we compete effectively in all of these areas. TelvOS enables us to provide clients with a user friendly complete end-to-end content management and delivery system whereas many of our competitors specialize on only one particular part of the video delivery process. For example, certain of our competitors focus on player design and build but do not provide tools for the direct control of content delivery. Others focus on advertising and syndication without addressing clients' need to manage digital rights, content registration, and content delivery. In addition to TelvOS, we provide a number of complementary services, including channel and player set up and customization, production services and consulting services. These service offerings allow us to offer complete turn-key solutions to our clients.

We focus primarily on providing clients with the ability to manage and stream long form video content (longer than 30 minute streams) compared to many of our competitors who provide short form streaming tools. Although existing technology can be used to provide both long form and short form streaming capability, the ability to provide high quality long form content depends primarily on the reliability of the network used to stream the content and the availability of sufficient bandwidth. Unlike many of our competitors, who contract with third parties aggregators, such as Akamai, to carry their video content through shared networks, we contract directly with network owners to provide dedicated network availability for the channels we host. In addition, to boost service reliability we have established a number of points of presence (POPs) on the internet. These POPs enable us to route content more directly, thereby enhancing the quality and reliability of our channels.

Many of our competitors have significantly longer operating histories, significantly greater financial, marketing and other resources, and significantly greater name recognition than us. In addition, costs of entry are low and as a result new entrants may enter the market in the future with a commercial advantage that would undermine our business model. We do not own any patented technology that precludes or inhibits others from entering our market. As a result, new entrants pose a threat to our business and we may face further competition in the future from companies who do not currently offer competitive services or products.

INTELLECTUAL PROPERTY RIGHTS

Our success is dependent in part upon our proprietary TelvOS system. To date, we have not filed for any patents or registered copyrights relating to any of our intellectual property rights.

We currently rely on a combination of trade secret, nondisclosure and other contractual agreements, as well as existing copyright and trademark laws to protect our intellectual property. We require all personnel and outside contractors to execute agreements to keep secret and confidential our proprietary technology and we have a policy of not providing third parties with any secret or proprietary information regarding our technology. Since our technology is centrally controlled by us, no third parties have access to the systems or source code. We cannot assure stockholders, however, that these arrangements will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

GOVERNMENT REGULATION

Few existing laws or regulations specifically apply to the internet, other than laws and regulations generally applicable to businesses. Certain U.S. export controls and import controls of other countries may apply to our products. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), copyright and other intellectual property rights, digital rights management, encryption, caching of content by server products, personal privacy, taxation, e-mail, sweepstakes, promotions, network and information security and the convergence of traditional communication services with internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. It is likely that other countries and political organizations will impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our services, and may affect the growth of the internet. Although Narrowstep is able to control the distribution of content on a territorial basis, such laws or regulations may harm our business. Our services may also become subject to investigation and regulation of foreign data protection and e-commerce authorities, including those in the European Union. Such activities could result in additional costs for us in order to comply with such regulation.

Many laws governing issues such as property ownership, copyright, patent and other intellectual property issues, digital rights management, taxation, gambling, security, illegal or obscene content, retransmission of media, and personal privacy and data protection apply to the internet. However, the vast majority of such laws were adopted before the advent of the internet and related technologies and their applicability to the internet continues to evolve.

In addition to potential legislation from local, state, federal and foreign governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor internet distribution or our business models. Changes to or the interpretation of these laws and the entry into such industry agreements could:

        o       limit the growth of the internet;
        o create uncertainty in the marketplace that could reduce demand for our services;
        o       increase our cost of doing business;
        o expose us to increased litigation risk, substantial defense costs and significant liabilities associated with content available on our websites or distributed or accessed through our services, with our provision of services, and with the features or performance of our websites;

        o lead to increased development costs or otherwise harm our business; or
        o decrease the rate of growth of our user base and limit our ability to effectively communicate with and market to our user base.

The U.S. Digital Millennium Copyright Act (DMCA) includes statutory licenses for the performance of sound recordings and for the making of recordings to facilitate transmissions. Under these statutory licenses, we and third party channel owners may be required to pay licensing fees for digital sound recordings we deliver in original and archived programming and through retransmissions of radio broadcasts. The DMCA does not specify the rate and terms of the licenses, which are determined by arbitration proceedings, known as CARP proceedings, supervised by the U.S. Copyright Office. Past CARP proceedings have resulted in proposed rates for statutory webcasting that were significantly in excess of rates requested by webcasters. CARP proceedings relating to music subscription and non-subscription services offering music programming that qualify for various licenses under U.S. copyright law are pending. We cannot predict the outcome of these CARP proceedings and may elect instead to directly license music content for our subscription and/or non-subscription services, either alone or in concert with other affected companies. Such licenses may only apply to music performed in the United States, and the availability of corresponding licenses for international performances is unclear. Therefore, our ability to find rights holders and negotiate appropriate licenses is uncertain. We and third party channel owners may be affected by these rates, which may negatively impact our revenues. Depending on the rates and terms adopted for the statutory licenses, our business could be harmed both by increasing our own cost of doing business, as well as by increasing the cost of doing business for third party channel owners. We anticipate future CARPs relating to music subscription delivery services, which may also adversely affect the online distribution of music.

The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the internet to persons under the age of 17, or collecting personal information from children under the age of 13. We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

There are a large number of legislative proposals before the United States Congress and various state legislatures regarding intellectual property, digital rights management, copy protection requirements, privacy, email marketing and security issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business.


EMPLOYEES

As of May 31, 2007, Narrowstep had a total of 65 employees of whom 21 were in operations, 17 in sales & marketing, 9 in administration, and 18 in research & development. To date, Narrowstep has been successful in recruiting and hiring individuals with the desired skills and experience.

None of Narrowstep's employees are represented by labor unions and Narrowstep has never experienced a work stoppage. We believe our employee relations are good.

PROPERTIES

We currently maintain offices in the United Kingdom and the United States. Our facilities in London holds our administrative, sales & marketing, customer service & developers which we believe will be adequate to meet our office space needs for the next several years as we currently utilize approximately 90% of the total office space. We are currently negotiating our lease in London which at the moment are on a month-to-month lease. Our offices in New York predominantly hold our sales and sales support personnel. We have a twelve month renewable lease which expires on September 30, 2007. Our offices in New Jersey currently hold many of our senior executives and most of our back office staff. Our lease for that facility expires on September 30, 2007.

LEGAL PROCEEDINGS

During the fiscal year we were not involved in any legal proceedings.

                              SELLING STOCKHOLDERS

Effective as of February 22, 2006, we sold an aggregate of 12,333,330 shares of our common stock at a purchase price of $0.60 per share to investors in a private placement transaction pursuant to Rule 506 of the Securities Act. The investors also received five-year warrants for an aggregate of 6,166,666 shares with an exercise price of $0.60 per share (subject to adjustment in certain circumstances) and five-year warrants for an aggregate of 6,166,666 shares with an exercise price of $1.20 per share (subject to adjustment in certain circumstances). In connection with this private placement, we also issued options for an aggregate of 650,000 shares with an exercise price of $1.50 per share (subject to adjustment in certain circumstances), five-year warrants for an aggregate of 16,666 shares with an exercise price of $0.60 per share (subject to adjustment in certain circumstances) and five-year warrants for an aggregate of 16,666 shares with an exercise price of $1.20 per share (subject to adjustment in certain circumstances) to certain placement agents. We are now registering for resale the shares of common stock sold in the private placement and the shares of common stock underlying the warrants and options issued in connection with the private placement. We will not receive any proceeds from the resale of these shares by the selling stockholders. We will however receive the proceeds from the cash exercise of warrants by the selling stockholders. None of the selling stockholders has held any position or office or had any material relationship with us or any of our predecessors or affiliates within three years of the date of this prospectus other than Granahan McCourt Capital, LLC, which serves as an advisor to us, and Dominick & Dominick LLC, vFinance Investments Inc. and Thomas Suppanz (an employee of vFinance Investments), each of which acted as a placement agent in connection with the private placement. In addition, vFinance Investments has provided certain other financial advisory and market-making services to us in exchange for an aggregate of 155,342 shares of our common stock issued to it and certain of its employees.

All of the warrants issued in connection with the private placement are exercisable for a period of five years from the date of issuance. Beginning one year after the date of issuance, if the warrant shares may not be freely sold to the public for any reason, the warrants are exercisable on a cashless basis. If certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon exercise of the warrants will be adjusted appropriately. In the event that we issue or are deemed to issue additional shares of our common stock in certain non-exempt transactions for a price less than the exercise price per share under the warrants, then the exercise price will be adjusted downward based on a broad-based weighted average anti-dilution formula provided in the warrants. Generally, if we have any capital reorganization, reclassification of our capital stock, consolidation or merger in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation, then the warrant holder will have the right to receive in lieu of the warrant shares issuable upon exercise of their warrants, securities or assets as would have been issuable or payable with respect to or in exchange for a number of warrant shares equal to the number of warrant shares immediately exercisable before such transaction took place and appropriate adjustments to the terms of the warrant, including the exercise price, will be made. However, unless we and the warrant holder otherwise agree, if we have any capital reorganization, reclassification of our capital stock, consolidation or merger in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation, in which the holders of our common stock receive consideration per share with a fair market value at least equal to 300% of the warrant exercise price, then the warrant will be deemed to have been automatically exercised pursuant to the warrant's cashless exercise provisions.

In connection with the private placement, we entered into a registration rights agreement with the investors to register the investors' shares described above. In accordance with the terms of the registration rights agreement, we must use our best efforts to have this prospectus declared effective as soon as practicable. If a prospectus covering the registrable securities in connection with the private placement is not declared effective by the SEC prior to July 31, 2006 then we must pay liquidated damages to each investor in an amount equal to 1.0% of the portion of purchase price paid by each investor for each 30-day period or pro rata for any portion thereof following the date by which this registration statement should have been effective. In no event, however, shall the we be required to pay liquidated damages in excess of 10% of the total purchase price in connection with this provision.

The table below sets forth information concerning the resale of these shares, and includes a list of the stockholders whose shares are being registered for resale, the number of shares we believe to be beneficially owned by each of the stockholders as of August 10, 2007, the number of shares being registered and the number of shares they will beneficially own if they sell all of the shares being registered, based upon 125,280,977 shares being outstanding.

The number of shares that may be actually sold by any selling stockholder will be determined by the selling stockholder. Because the selling stockholders may sell all, some or none of the shares of common stock which they hold, no estimate can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering. The column showing number of shares owned after the offering assumes that the selling stockholders will sell all of the shares covered by this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. See "Plan of Distribution."

---------------------------- --------------------- ---------------------- ----------------- --------------------
                                                                             AMOUNT OF
                                                                            SHARES TO BE
                                                                            BENEFICIALLY     % OF SHARES TO BE
                               AMOUNT OF SHARES                             OWNED AFTER     BENEFICIALLY OWNED
                              BENEFICIALLY OWNED     AMOUNT OF SHARES        SECONDARY        AFTER SECONDARY
 NAME OF BENEFICIAL OWNER     PRIOR TO OFFERING           OFFERED             OFFERING           OFFERING
----------------------------------------------------------------------------------------------------------------
Granahan McCourt Capital,           10,316,670(2)             10,000,000           316,670                    *
  LLC (1)
----------------------------------------------------------------------------------------------------------------
MicroCapital Fund LP(3)              2,250,000(4)              2,250,000                 -                    -
----------------------------------------------------------------------------------------------------------------
MicroCapital Fund Ltd (3)            1,083,332(5)              1,083,332                 -                    -
----------------------------------------------------------------------------------------------------------------
Sano Ventures XII LLC (6)            3,333,334(7)              3,333,334                 -                    -
----------------------------------------------------------------------------------------------------------------
Roger L. Werner, Jr.                 1,330,000(8)              1,000,000           330,000                    *
----------------------------------------------------------------------------------------------------------------
Roberto Ledeboer                     5,000,000(9)              5,000,000                 -                    -
----------------------------------------------------------------------------------------------------------------
Sibex Capital Fund (10)             1,333,332(11)              1,333,332                 -                    -
----------------------------------------------------------------------------------------------------------------
WBBS SA (12)                          333,332(13)                333,332                 -                    -
----------------------------------------------------------------------------------------------------------------
Richard N. Molinsky                   110,509(14)                100,000            10,509                    *
----------------------------------------------------------------------------------------------------------------
Carolyn R. Wall                       233,332(15)                 33,332           200,000                    *
----------------------------------------------------------------------------------------------------------------
Andreas F. Schneider                  250,000(16)                200,000            50,000                    *
----------------------------------------------------------------------------------------------------------------
Dominick  &  Dominick   LLC           650,000(18)                650,000                 -                    -
(17)
----------------------------------------------------------------------------------------------------------------
vFinance  Investments  Inc.            16,666(20)                 16,666                 -                    -
(19)
----------------------------------------------------------------------------------------------------------------
Thomas Suppanz                         16,666(21)                 16,666                 -                    -
----------------------------------------------------------------------------------------------------------------


________________
* Less than 1% of the outstanding shares.

(1) David C. McCourt is responsible for the voting, selection, acquisition and disposition of the shares held by Granahan McCourt Capital, LLC, and thus may be deemed to be the beneficial owner of such shares. Mr. McCourt is the Chairman of the Board, Interim Chief Executive Officer, Interim Chief Operating Officer and a director of the Company.

(2) Includes (i) 5,000,000 shares held by Granahan McCourt Capital LLC, (ii) 5,000,000 shares issuable upon the exercise of warrants owned by Granahan McCourt Capital LLC which are exercisable within 60 days of August 10, 2007,
(iii) 16,670 shares held by Granahan McCourt Advisors, LLC, and (iv) 300,000 shares issuable upon the exercise of options granted to David C. McCourt which are exercisable within 60 days of August 10, 2007.

(3) Ian P. Ellis and Chris A. Jarrous are responsible for the voting, selection, acquisition and disposition of the shares held by MicroCapital Fund LP and MicroCapital Fund Ltd., and thus may be deemed to be the beneficial owners of such shares.

(4) Includes 1,125,000 shares issuable upon the exercise of warrants owned by MicroCapital Fund LP which are exercisable within 60 days of August 10, 2007.

(5) Includes 541,666 shares issuable upon the exercise of warrants owned by MicroCapital Fund Ltd. which are exercisable within 60 days of August 10, 2007.

(6) Oded Aboodi and Stanley Mauss of Sano Ventures XII LLC are responsible for the voting, selection, acquisition and disposition of these securities on behalf of Sano Ventures XII LLC, and thus may be deemed to be the beneficial owners of such shares.

(7) Includes 1,666,668 shares issuable upon the exercise of warrants owned by Sano Ventures XII LLC which are exercisable within 60 days of August 10, 2007.

(8) Includes 830,000 issuable upon the exercise of options and warrants held by Mr. Werner which are exercisable within 60 days of August 10, 2007. Mr. Werner is a member of our board of directors.

(9) Includes 2,500,000 shares issuable upon the exercise of warrants owned by Mr. Lederboer which are exercisable within 60 days of August 10, 2007.

(10) Oleg S. Krasnoshchek and Viacheslav Chebotarevich of Sibex Capital Fund Inc. are responsible for the voting, selection, acquisition and disposition of these securities on behalf of Sibex Capital Fund Inc., and thus may be deemed to be the beneficial owners of such shares.

(11) Includes 666,666 shares issuable upon the exercise of warrants owned by Sibex Capital Fund Inc. which are exercisable within 60 days of August 10, 2007.

(12) Sylvain Perret, Dominique Curchod and Thierry Legeret of WBBS SA are responsible for the voting, selection, acquisition and disposition of these securities on behalf of WBBS SA, and thus may be deemed to be the beneficial owners of such shares.

(13) Includes 166,666 shares issuable upon the exercise of warrants owned by WBBS SA which are exercisable within 60 days of August 10, 2007.

(14) Includes 50,000 shares issuable upon the exercise of warrants owned by Mr. Molinsky which are exercisable within 60 days of August 10, 2007.

(15) Includes 216,666 shares issuable upon the exercise of options and warrants held by Ms. Wall which are exercisable within 60 days of August 10, 2007. Ms. Wall is our President, North America.

(16) Includes 100,000 shares issuable upon the exercise of warrants owned by Mr. Schneider which are exercisable within 60 days of August 10, 2007.

(17) Mike Campbell of Dominick & Dominick LLC is responsible for the voting, selection, acquisition and disposition of these securities on behalf of Dominick & Dominick LLC, and thus may be deemed to be the beneficial owner of such shares.

(18) Consists of 650,000 shares issuable upon the exercise of options owned by Dominick & Dominick LLC which are exercisable within 60 days of August 10, 2007.

(19) Mr. Leonard Sokolow is the Chief Executive Officer of vFinance Investments and is responsible for the voting, selection, acquisition and disposition of these securities on behalf of vFinance Investments, and thus may be deemed to be the beneficial owner of such shares.

(20) Consists of 16,666 shares issuable upon the exercise of warrants owned by vFinance Investments Inc. which are exercisable within 60 days of August 10, 2007.

(21) Consists of 16,666 shares issuable upon the exercise of warrants owned by Mr. Suppanz which are exercisable within 60 days of August 10, 2007.

Other than MicroCapital Fund LP, MicroCapital Fund Ltd., Dominick & Dominick LLC, vFinance Investments and Thomas Suppanz, none of the Selling Stockholders is a broker-dealer or affiliate of a broker-dealer. MicroCapital Fund LP, MicroCapital Fund Ltd., Dominick & Dominick LLC, vFinance Investments and Thomas Suppanz have indicated to us that they obtained the shares of our common stock and warrants for shares of our common stock they own in the ordinary course and that they have no agreement or understanding with respect to distributing those shares.





                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table and subsequent discussion sets forth information about our directors and executive officers as of August 10, 2007.


NAME               AGE                            POSITIONS
----               ---       ---------------------------------------------------
David McCourt               Chairman  of  the  Board,  Interim  Chief  Executive
                            Officer,   Interim  Chief   Operating   Officer  and
                    50      Director
Iolo Jones          43      Chief Strategy Officer and Director
Lisa VanPatten      43      Chief Financial Officer
Louis Holder        36      Chief Technology Officer
Jason Jack          42      Chief System Architect
Carolyn Wall        65      President, North America
Rajan Chopra        56      Director
Dennis Edmonds      50      Director
Roger Werner        57      Director
John Whyte          67      Director


DAVID MCCOURT, Chairman of the Board, Interim Chief Executive Officer, Interim Chief Operating and a director, has been a director of Narrowstep since June 2006. Mr. McCourt became the Chairman of the Board and Interim Chief Executive Officer in December 2006. Mr. McCourt became Interim Chief Operating Officer in June 2007. Mr. McCourt is the Founder and Chief Executive Officer of Granahan McCourt Capital, LLC, a private investment firm focused in the telecommunications and media industries, a position he has held since January 2005. Mr. McCourt has over 25 years of experience in the telecommunications and media industries, founding or acquiring over ten companies in four countries in North America and Europe. Mr. McCourt served as the Chairman and Chief Executive Officer of RCN Corporation (a cable television operator) from October 1997 until December 2004. In 2005, Mr. McCourt received an Emmy Award for his role as Executive Producer of the award-winning children's show "Reading Rainbow". Mr. McCourt serves on the National Advisory Board of JPMorgan Chase Bank, the North American Advisory Board of the Michael Smurfit Graduate School of Business at University College in Dublin, Ireland, the Board of Overseers of the Robert Wood Johnson Medicine and Dentistry of New Jersey.

IOLO JONES, Chief Strategy Officer and a director, founded Narrowstep in May 2002. Mr. Jones was Chief Executive Officer and President of Narrowstep until his resignation from those positions on March 28, 2006. Mr. Jones holds degrees in Radio, Film & Television and Educational Broadcasting from the University of Kent at Canterbury.

LISA VANPATTEN, Chief Financial Officer, joined Narrowstep in December 2006. From 2004 until joining Narrowstep, Ms. VanPatten served as Controller and VP of Finance at NYSE-listed Vonage where she managed the Company's financial, accounting and treasury function during its recent period of explosive growth. Ms. VanPatten was also responsible for the consolidation of eight international companies and was a key member of the Sarbanes-Oxley compliance team where she helped identify and document all internal control and procedure gaps. From 2003 through 2004, Ms. VanPatten served as VP of Finance for Princeton Lightwave Inc, a start-up where she assisted in the development of the new business plan, including the implementation of a new accounting system. From 2000 through 2003, Ms. VanPatten served as the Director of Financial Planning and Analysis at Nasdaq-listed RCN Inc, one of the first bundled telecommunications services providers. While at RCN, Ms. VanPatten was instrumental in implementing the processes, financial systems, and reporting mechanisms necessary to scale a rapidly growing company. Mrs. VanPatten holds a Bachelor of Science in Management, graduating Cum Laude, from Rider University; she is also an accredited CPA in the state of New Jersey.

LOUIS HOLDER, Chief Technology Officer, joined Narrowstep in April 2007 and is responsible for our technical operations, including our network and internal IT. From April 2005 through April 2007, Mr. Holder was President of Novega Venture Partners, a wholly-owned subsidiary of Vonage Holdings Corp, where he was focused on the development of new business and product offerings. Mr. Holder is one of the original co-founders of Vonage, where, from January 2001 through April 2005, he led the company's technology infrastructure, products and support services, including systems development and web application development. Mr. Holder holds a bachelor's degree in electrical engineering with a minor in computer science from Polytechnic University, New York.

JASON JACK, Chief System Architect, joined Narrowstep in May 2002 and is responsible for our technical operations, including our network, internal IT, and software development and operations. Mr. Jack designs and develops the majority of the software for our core products, working with other developers in the United Kingdom.

CAROLYN WALL, President, North America, joined Narrowstep in November 2005 and is responsible for sales, marketing and operations in North America. From 2001 until joining Narrowstep, Ms. Wall was an independent sales and marketing consultant, including a period from 2003 until 2005 when she was a founding partner of Branded Radio Networks, an entrepreneurial venture to build a music and messaging service for retail stores.

RAJAN CHOPRA has been a director of Narrowstep since October 2006. Mr. Chopra has been a Managing Director for fixed income derivatives at Cantor Fitzgerald & Co since January 2006. From February 2003 to December, 2005, Mr. Chopra held a similar position as Managing Director at Fimat, USA. From July 1998 until December 2002, Mr. Chopra was engaged in the start-up of several business ventures around risk management, derivatives and telecom products. Mr. Chopra has an MBA degree from Stockholm University, Sweden, and a Bachelor's Degree in commerce and economics from Delhi University, India.

DENNIS EDMONDS has been a director of Narrowstep since March 2004. Mr. Edmonds originally qualified as a lawyer in South Africa, where he established the Johannesburg law firm of Edmonds Dykes & Co. and worked as a senior partner from June, 1987 to March, 1990. In April, 1990, he moved to the United Kingdom where he worked for the law firm of Alsop Wilkinson from June, 1993 to January, 1996 and thereafter at the law firm of Donne, Mileham & Haddock until September, 2000. During his career as a corporate lawyer Mr. Edmonds has advised a range of banks, venture capitalists, corporations and governments on a spectrum of commercial issues. In addition, from February 14, 2001 to March 29, 2004, Mr. Edmonds served as a full time director of IcePartners.net, a private equity investment company, where his role was in negotiating and structuring corporate transactions and running investment companies.

ROGER WERNER has been a director of Narrowstep since March 2006. Mr. Werner is Chairman of WATV Productions, LLC, a television production and marketing company. Mr. Werner is a graduate of Trinity College in Hartford, CT, and holds a Masters in Business Administration from the University of Virginia.

JOHN WHYTE has been a director of Narrowstep since June 27, 2006. Mr. Whyte has been the Managing Director of Whyte WorldWide Professional Corporate Executives and related entities (Whyte WorldWide PCE) (a management consulting firm), since July 1986. Mr. Whyte has been a director of Commonwealth Telephone Enterprises, Incorporated since January, 1997.

CORPORATE GOVERNANCE AND BOARD COMPOSITION

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), our board of directors is comprised of at least 50% independent directors. Our board of directors believes that it is useful and appropriate to have our Chief Executive Officer also serve as the chairman of our board of directors.

BOARD OF DIRECTORS AND BOARD COMMITTEES

The number of directors constituting the Board of Directors is currently fixed at nine. Narrowstep's amended and restated certificate of incorporation divides the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. The Board of Directors is composed of (i) one Class I director (Mr. Whyte), whose term expires upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009, (ii) two Class II directors (Messrs. Edmonds and Werner), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009, and (iii) three Class III directors (Messrs. Jones, Chopra and McCourt), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2007.

Our executive officers are elected by and serve at the discretion of the Board of Directors. We have a standing audit committee of the Board of Directors. The members of the audit committee are Messrs. Whyte, Chopra and Edmonds. Mr. Whyte qualifies as an "audit committee financial expert" within the meaning of the SEC regulations. The audit committee oversees the retention, performance and compensation of our independent auditors, and oversees and establishes procedures concerning systems of internal accounting and control.

We have a standing compensation committee of the Board of Directors. The members of the compensation committee consist of Messrs. Whyte, Werner and Chopra. The compensation committee's duties are to review and evaluate the salaries and incentive compensation of our management and employees and administer our 2004 Stock Plan.

CODE OF ETHICS

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

INDEMNITY AGREEMENTS

Narrowstep has entered into an indemnity agreement with each of its directors and certain of its executive officers containing provisions that may require Narrowstep, among other things, to indemnify to the fullest extent permitted by law its executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth, for the fiscal year ended February 28, 2007, a summary of the compensation earned by each person who served as our principal executive officer during the fiscal year, the two additional most highly compensated executives who were serving as such at the end of the fiscal year and two additional executives who would have been the most highly compensated executives had they been serving as executive officers as of the end of the fiscal year. In this document, we refer to these executive officers as the "Named Officers".

                                                  SUMMARY COMPENSATION TABLE

                                                                          OPTION            OTHER
  NAME AND PRINCIPAL      FISCAL     SALARY(1)         BONUS(1)          AWARDS(2)       COMPENSATION              TOTAL
       POSITION            YEAR         ($)               ($)               ($)               ($)                   ($)
----------------------------------------------------------------------------------------------------------------------------------
 David C. McCourt          2007          --               --               80,820             --                  80,820
 Chairman, Interim
 Chief Executive
 Officer and Interim
 Chief Operating
 Officer(3)

----------------------------------------------------------------------------------------------------------------------------------
 Stephen Beaumont          2007       298,156             --              120,539             --                  418,695
 President and Chief
 Executive Officer (4)     2006       143,988             --              255,283             --                  399,271

----------------------------------------------------------------------------------------------------------------------------------


                                                              28


Iolo Jones                2007       187,248             --                 --               --                  187,248
 Founder and Chief
 Strategy                  2006       143,988             --              478,025             --                  622,013
 Officer
----------------------------------------------------------------------------------------------------------------------------------
 Jason Jack                2007       180,336           10,000            132,182             --                  322,518
 Chief System Architect    2006       103,847             --              205,422             --                  309,269
----------------------------------------------------------------------------------------------------------------------------------
Clifford                   2007       187,248             --                 --               --                  187,248
Webb
Chief Operating            2006       134,989             --              507,100             --                  642,089
Officer (5)

----------------------------------------------------------------------------------------------------------------------------------
Steven Crowther            2007       191,452             --               86,856             --                  278,308
Chief Financial
 Officer (6)               2006       146,500             --              450,655             --                  597,155

----------------------------------------------------------------------------------------------------------------------------------
Lisa VanPatten             2007        38,974             --                 --               --                  38,974
Chief Financial Officer
----------------------------------------------------------------------------------------------------------------------------------


(1) Amounts paid to Messrs. Beaumont, Jones and Webb were paid in British pounds and are converted to dollars at a conversion rate of $0.5341 per pound for fiscal year 2007 and $0.5556 per pound for fiscal year 2006.

(2) The value of option awards granted to the Named Officer has been estimated pursuant to SFAS 123(R) using the Black-Scholes option pricing model with the following weighted average assumptions: expected life: 2.0 years; volatility:
75%; risk free interest rate: 4.72% to 5.12%; and dividend yield: none. See Note 6 to Notes to the Consolidated Financial Statements. In certain instances, option award values reflect, in part, the vesting of options granted in prior periods.

(3) Mr. McCourt became Chairman and Interim Chief Executive Officer in December 2006 and Interim Chief Operating Officer in June 2007.

(4) Mr. Beaumont ceased to be the Company's President and Chief Executive Officer in December 2006.

(5) Mr. Webb ceased to be the Company's Chief Operating Officer in January 2007.


(6) Mr. Crowther ceased to be the Company's Chief Financial Officer in June 2006. We did not make any stock awards or pay any non-equity incentive plan compensation or non-qualified deferred compensation earnings to any of the Named Officers in respect of the periods covered by the Summary Compensation Table.

Other than as described in the Summary Compensation Table, the Company did not pay any other compensation or provide any perquisites to any of the Named Officers during the periods covered by the Summary Compensation Table persons.

EMPLOYMENT AGREEMENTS

DAVID MCCOURT. David McCourt, our Chairman, Interim Chief Executive Officer and Interim Chief Operating Officer, is a party to an employment agreement with Narrowstep Inc., dated June 8, 2007. The term of the agreement shall continue until November 30, 2009 with a 1 year automatic renewal beginning on each December 1 thereafter unless the Company or Executive provides the other with written notice of non-renewal not less than 90 days prior to the commencement of any such new 1 year period. Under his employment agreement, Mr. McCourt will receive no initial cash compensation. He will receive 1,250,000 Restricted stock units on a date that is two years after its applicable vesting date, or earlier based on performance. He will also receive 2,500,000 restricted shares of Common Stock which vest upon the occurrence of certain events as described in the agreement.

Pursuant to the terms of his employment agreement, On June 8, 2007 the compensation committee agreed to vest 950,000 restricted shares of Common Stock based on meeting specific performance milestones. 729,169 Restricted stock units vested based on the agreement as of June 30, 2007.

IOLO JONES. Iolo Jones, our former Chief Executive Officer and President and current Founder and Chief Strategy Officer, is a party to an employment agreement with Narrowstep Ltd., our wholly-owned subsidiary, dated March 28, 2006. His employment agreement generally continues until terminated by either party upon one years' notice if received in the first year of the agreement and, thereafter upon six months' notice or until he is 65 years old. Under his employment agreement, Mr. Jones is entitled to receive a base salary of $183,000 per year, subject to yearly review on March 1 of every year beginning in 2007.

If Mr. Jones's employment is terminated by us without cause on less than six months' notice, Mr. Jones is entitled to receive his salary for that part of the period of notice which was not given. If Mr. Jones's employment is terminated for cause as specified in the employment agreement, our obligation to pay any further compensation ends. Mr. Jones's employment agreement prohibits him from soliciting, in a manner that directly or indirectly competes with us, our employees, customers, or suppliers with whom he had personal dealings in the normal course of his employment for a period of six months after he stops working for us. Under his employment agreement, Mr. Jones is also bound to keep certain information confidential and to assign to us any intellectual property developed by him during the term of his employment. Mr. Jones may be paid a bonus from time to time, at the discretion of our Board of Directors.

Pursuant to the terms of his prior employment agreement, Mr. Jones was granted options for 942,664 shares in March 2005 due to dilution in his stock ownership interest occurring on or prior to December 31, 2004. On February 13, 2006, our Board of Directors unanimously confirmed that it is in the best interests of Narrowstep and its stockholders that no further options be issued to Mr. Jones pursuant to the terms of the "antidilution provisions" of his prior employment agreement which has now been terminated.

JASON JACK. Jason Jack, our Chief System Architect, is a party to an employment agreement with Narrowstep Ltd., our wholly-owned subsidiary, dated October 1, 2002, as amended. His employment agreement generally continues until terminated by either party upon three months' notice, by us upon one month's notice in the event of Mr. Jack's disability as specified in the agreement, or until he is 60 years old. With Mr. Jack's consent, Narrowstep Inc. has assumed this employment agreement and Jason Jack is currently an employee of Narrowstep Inc. Under the terms of this arrangement, Narrowstep Inc., Narrowstep Ltd. and Mr. Jack have agreed that Mr. Jack will be paid in US dollars and will receive a base salary of $200,000 per year, commencing March 2007.

If Mr. Jack's employment is terminated by us without cause on less than three months' notice, Mr. Jack is entitled to receive his salary for that part of the period of notice which was not given. If Mr. Jack's employment is terminated for cause as specified in the employment agreement, our obligation to pay any further compensation ends. Mr. Jack's employment agreement prohibits him from soliciting, in a manner that directly or indirectly competes with us, our employees, customers, or suppliers with whom he had personal dealings in the normal course of his employment for a period of twelve months after he stops working for us.

Under his employment agreement, Mr. Jack is also bound to keep certain information confidential and to assign to us any intellectual property developed by him during the term of his employment.


DIRECTOR COMPENSATION

Directors are eligible to receive options to purchase shares of our common stock. There is no set formula for these grants and they may vary from director to director and from month to month. In addition, our non-employee directors are entitled to monthly compensation equal to a grant of options for 2,000 shares for each month of service, such options to be granted on a semi-annual basis and to have an exercise price equal to the fair market value of the common stock on the date of grant. Each director is also reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

The following table sets forth certain information regarding the compensation we paid to our non-employee directors during the fiscal year ended February 28, 2007.

--------------------------------------------------------------------------------
                      FEES
                    EARNED OR                           ALL          TOTAL
                     PAID IN      OPTION AWARDS        OTHER
                      CASH            ($)(1)       COMPENSATION
         NAME          ($)                              ($)           ($)
--------------------------------------------------------------------------------
Rajan Chopra           --           103,710(2)          --          103,710
--------------------------------------------------------------------------------
Dennis Edmonds         --            1,952(3)           --           1,952
--------------------------------------------------------------------------------
Shelly Palmer          --            1,952(4)           --           1,952
--------------------------------------------------------------------------------
Peter Sidall           --            1,952(5)           --           1,952
--------------------------------------------------------------------------------
Roger Werner           --           143,379(6)          --          143,379
--------------------------------------------------------------------------------
Jack Whyte             --           80,280(7)           --           80,280
--------------------------------------------------------------------------------

(1) The value of option awards granted to the non-employee directors has been estimated pursuant to SFAS 123(R) using the Black-Scholes option pricing model with the following weighted average assumptions: expected life: 2.0 years; volatility: 75%; risk free interest rate: 4.72% to 5.12%; and dividend yield: none. See Note 6 to Notes to the Consolidated Financial Statements. (2) Mr. Chopra held options to acquire an aggregate of 300,000 shares of common stock as of February 28, 2007, all of which were presently exercisable as of that date.
(3) Mr. Edmonds held options to acquire an aggregate of 133,957 shares of common stock as of February 28, 2007, all of which were presently exercisable as of that date. (4) Mr. Palmer held options to acquire an aggregate of 306,000 shares of common stock as of February 28, 2007, all of which were presently exercisable as of that date. Mr. Palmer resigned as a director effective February 14, 2007.
(5) Mr. Sidall held options to acquire an aggregate of 171,234 shares of common stock as of February 28, 2007, all of which were presently exercisable as of that date. Mr. Sidall resigned as a director effective October 20, 2006. (6) Mr. Werner held options to acquire an aggregate of 330,000 shares of common stock as of February 28, 2007, all of which were presently exercisable as of that date.
(7) Mr. Whyte held options to acquire an aggregate of 300,000 shares of common stock as of February 28, 2007, all of which were presently exercisable as of that date.

Certain directors of the Company, or entities that they control, are parties to consulting and other arrangements with the Company. For a description of these arrangements, see Item 13. Certain Relationships and Related Transactions -- Transactions with companies in which certain persons hold an interest.

2004 STOCK PLAN

The Narrowstep Inc. 2004 Stock Plan (the "Plan") was adopted by vote of our Board of Directors on December 15, 2003 and became effective on January 1, 2004. The Plan was amended by vote of the Board of Directors in July, 2004, and the Plan, as amended, was approved by stockholders in July, 2004. The Plan is designed to attract, retain and reward our employees, directors and consultants by allowing them to participate in Narrowstep's growth through the acquisition of shares of our common stock or other performance awards. 27,000,000 shares are reserved for issuance under the Plan. No more than 5,000,000 shares may be the subject of awards to any participant during any calendar year. The term of the Plan is 10 years, and options granted under the Plan can have a term of no more than 10 years.


Under the Plan, participants may be awarded stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock based awards. Options awarded under the Plan may be either incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified options. The Plan is administered by our Board of Directors or by a committee appointed by the Board. The Board (or such committee) has authority to, among other things, determine when awards will be granted, the award recipients, the size and type of each award, vesting and forfeiture terms and all other terms and conditions of awards. The Board may also amend, suspend or terminate the Plan at any time, but without stockholder approval, no amendment may increase the number of shares available for issuance under the Plan, materially change eligibility terms or extend the term of the Plan.

 None of the Named Officers exercised any stock options during the fiscal year ended February 28, 2007. The Company has not made any stock awards to any of the Named Officers.

 The following table sets forth, for each of the Named Officers, information regarding stock options outstanding at February 28, 2007 for each of the Named Officers. Each of the stock option grants referred to in the table below were granted pursuant to our 2004 Stock Plan. The vesting dates applicable to each stock award are set forth in footnotes that follow the columnar explanations below the table.


                                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

-------------------------------------------------------------------------------------------------------------------------
                              NUMBER OF             NUMBER OF
                              SECURITIES            SECURITIES                OPTION
                              UNDERLYING            UNDERLYING               EXERCISE
                         UNEXERCISED OPTIONS   UNEXERCISED OPTIONS             PRICE
         NAME                    (#)                   (#)                      ($)             OPTION EXPIRATION DATE
                             EXERCISABLE          UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
David C. McCourt               300,000                  --                     0.67                     6/27/11
------------------------------------------------------------------------------------------------------------------------
Stephen Beaumont               200,000                  --                     1.50                    12/31/07
                               225,000                  --                     1.50                    12/31/07
                               250,000                  --                     1.00                    12/31/07
------------------------------------------------------------------------------------------------------------------------



                                                                31





Iolo Jones                     942,664                  --                     1.20                     2/28/15
------------------------------------------------------------------------------------------------------------------------
Jason Jack                     777,252                  --                     0.20                    12/31/08
                               333,334              333,334(1)                 1.20                     8/11/15
                               166,666              166,666(2)                 1.20                     8/11/05
------------------------------------------------------------------------------------------------------------------------
Clifford Webb                 1,000,000                 --                     1.20                    12/31/07

------------------------------------------------------------------------------------------------------------------------
Steven Crowther                500,000                  --                     1.20                     6/30/07
                               500,000                  --                     1.20                     6/30/07
                                50,000                  --                     0.90                     6/30/07
------------------------------------------------------------------------------------------------------------------------


(1) Options covering 166,667 shares vested on July 1, 2007 and options covering
166,667 shares vested on July 1, 2008. (2) Options covering 83,333 shares vested on July 1, 2007 and options covering 83,333 shares vested on July 1, 2008.


                           RELATED PARTY TRANSACTIONS


OPTIONS GRANTED TO CURRENT DIRECTORS. The Company has granted to Roger Werner, a member of the Board of Directors, options to purchase 300,000 shares at an exercise price of $1.18 on March 28, 2006 which are exercisable until March 28, 2016. The Company has granted Rajan Chopra, a member of the Board of Directors, options to purchase 300,000 shares at an exercise price of $0.80 on September 28, 2006 which are exercisable until September 28, 2016. The Company has granted to both David McCourt and Jack Whyte, members of the board of directors, options to purchase 300,000 shares at an exercise price of $0.67 per share on June 7, 2006 which are exercisable until June 27, 2011. All the option granted above fully vested on the date granted.

On May 23, 2006, the Company granted options to purchase 6,000 shares to Dennis Edmonds, a member of the Board of Directors, at an exercise price of $0.75 per share. These options vested on the grant date and are exercisable until May 23, 2016.

On December 2, 2005, the Company entered into a consultancy agreement with Roger
L. Werner Jr. Pursuant to this agreement, on May 23, 2006, Mr. Werner was granted options to purchase 30,000 shares at an exercise price of $0.75 per share, for consultancy services for the year ended February 28, 2006.

OPTIONS GRANTED TO FORMER DIRECTORS. The Company has granted Shelly Palmer, a former member of the Board of Directors, options to purchase 6,000 shares at an exercise price of $0.75 per share. These options were granted and vested on May 23, 2006 and are no longer exercisable. The Company has granted Peter Sidall, a former member of the Board of Directors, options to purchase 6,000 shares at an exercise price of $0.75 per share. These options were granted and vested on May 23, 2006 and are exercisable until December 31, 2007 pursuant to the terms of his separation agreement. The Company had granted options to Cliff Webb, a former officer and Board member, options to purchase 1,000,000 shares at an exercise price of $1.20 per share. The options are fully vested and exercisable until December 31, 2007 pursuant to the terms of his separation agreement.

OPTIONS GRANTED TO CURRENT OFFICERS. On February 8, 2007, the Company granted options to purchase 200,000 shares to Lisa VanPatten, our Chief Financial Officer, at an exercise price of $0.92 per share. These options vest over a three-year period and expire on February 8, 2017. On April 30, 2007, the Company granted options to purchase 500,000 shares to Lou Holder, our Chief Technology Officer, at an exercise price of $0.68 per share. These options vest over a three-year period and expire on April 30, 2017.

The Company has granted options to purchase a total of 900,000 shares to Stephen Beaumont, our former President and Chief Executive Officer. 200,000 of these options were granted on November 15, 2005 at an exercise price of $1.50, 100,000 vested immediately and the remainder vested on February 1, 2006. The remaining options were granted on February 28, 2006, 250,000 at an exercise price of $1.00 per share, which vested immediately, and 450,000 at an exercise price of $1.50 per share, 225,000 of which vested on June 30, 2006 and 225,000 of which vested on December 31, 2006. In connection with the Separation and General Release Agreement between us and Mr. Beaumont, the period during which Mr. Beaumont may exercise his vested options was extended until December 31, 2007.

TRANSACTIONS WITH COMPANIES IN WHICH CERTAIN PERSONS HOLD AN INTEREST. Shelly Palmer, a former director of the Company, is the owner of a consulting company, SLP Productions Inc. Pursuant to an unwritten agreement between the parties, SLP Productions billed the Company $38,000 and $36,000 for fiscal year ending February 28, 2007 and February 28, 2006, respectively for consulting services. As of May 31, 2007 there was no balance in accounts payable.

Narrowstep Ltd. has developed a channel for LTR Consultancy. John Goedegebuure, a founder and shareholder of Narrowstep Inc., is the Managing Director and a shareholder of LTR Consultancy. Total revenue and total receivables from LTR Consultancy for fiscal year ending February 28, 2007, was $185,480 and $53,614 respectively. Total revenue and total receivables from LTR Consultancy for the quarter ending May 31, 2007, was $23,250 and $115,150 respectively. The total amount in receivables remained unpaid and was fully reserved for at May 31, 2007.

Pursuant to an Investor Relations Agreement with the Company, LTR Consultancy earned fees for investor relations services of $33,705, for fiscal year ended February 28, 2007. Of these fees, $5,892 was unpaid as of May 31, 2007.

On December 2, 2005, the Company entered into a consultancy agreement with Roger
L. Werner Jr. Pursuant to this agreement, on May 23, 2006, Mr. Werner was granted options to purchase 30,000 shares at an exercise price of $0.75 per share, for consultancy services for the year ended February 28, 2006. Mr. Werner became a shareholder of the Company on February 22, 2006 and a director of the Company on March 28, 2006.

On May 30, 2006, the Company entered into an advisory agreement with Granahan McCourt Advisors, LLC. David C McCourt, Chairman of the Board of Directors, Interim Chief Executive Officer and Interim Chief Operating Officer, is the beneficial owner of Granahan McCourt Advisors, LLC and Granahan McCourt Capital, LLC, a shareholder in the Company. Pursuant to this agreement, Granahan McCourt Advisors, LLC was issued 100,000 shares of common stock on May 30, 2006 and received warrants to purchase 6,000 shares, with an exercise price equal to $0.95 per share. Mr. McCourt became a director of the Company on June 27, 2006, was named as Chairman of the Board and interim Chief Executive Officer in December 2006 and was named Chief Operation Officer in June 2007. The Company paid Granahan McCourt Advisors, LLC $80,000 for consulting services and $9,000 to cover out of pocket expenses for fiscal year ending February 28, 2007. Mr. McCourt voluntarily terminated the advisory agreement once he became interim Chief Executive Officer and forfeited the remaining balance in the contract.

Outdoor Channel, a Narrowstep customer, began utilizing our services in May 2007. The Chief Executive Officer and President of Outdoor Channel is Roger L. Werner Jr., a Director of Narrowstep. We billed Outdoor Channel, $25,700 for the first quarter and the balance in accounts receivable at May 31, 2007 is $25,700.

In connection with our August 2007 financing, Mr. McCourt purchased 4,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock for a total purchase price of $1,000,000. In addition, Mr. McCourt entered into a lock up agreement pursuant to which he and certain entities controlled by him agreed for a period of nine months from August 8, 2007 not to sell, dispose or other wise transfer any shares of common stock owned by them, subject to certain exceptions.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth information about the beneficial ownership of our common stock for (i) each person known by us to own beneficially more than five percent of our outstanding common stock, (ii) each director and named executive officer, and (iii) all directors and executive officers as a group Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named below have sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. The numbers in the table reflect shared held as of August 10, 2007 and are based upon 125,280,977 shares being outstanding: In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable as of August 10, 2007, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

---------------------------------------------------------------------------------------------------------------------------
Name and Address of Beneficial Owner                                                        Number of
                                                                                              Shares
                                                                                         Beneficially           Percent of
                                                                                                owned                Class
---------------------------------------------------------------------------------------------------------------------------

Iolo Jones                                                                                  6,005,164  (1)            3.9%
103 B. South Hill Park
London NW3 2SP
United Kingdom
---------------------------------------------------------------------------------------------------------------------------


                                       33

Renaissance Capital                                                                        27,000,000  (2)           17.4%
8080 N. Central Expressway, Suite 210-LB 59
Dallas, TX 75206-1857
------------------------------------------------------------------------------------------------------------------------------


Austin Lewis                                                                               14,276,667  (3)            9.2%
45 Rockefeller Plaza, Ste 2570
New York, NY 10111
---------------------------------------------------------------------------------------------------------------------------

David C. McCourt                                                                           21,240,726  (4)           13.7%
Granahan & McCourt, LLC
PO Box AQ
Princeton, NJ 08542
---------------------------------------------------------------------------------------------------------------------------

Barry Sternlich                                                                             7,877,778  (5)            5.1%
591 W. Putnam Ave.
Greenwich, CT 06830
---------------------------------------------------------------------------------------------------------------------------

Oded Aboodi and Stanley Mauss                                                              12,072,224  (6)            7.8%
Sano Ventures XII LLC
c/o Stanley Mauss
1700 Broadway, 17th Floor
New York, NY 10019
---------------------------------------------------------------------------------------------------------------------------

Jason Jack                                                                                  1,894,345  (7)            1.2%
20822 Farnsworth Lane
Huntington Beach, CA  92646
---------------------------------------------------------------------------------------------------------------------------

Dennis Edmonds                                                                                133,957  (8)               *
Battersea Studios
80 Silverthorne Road
London, SW8 3HE, UK
---------------------------------------------------------------------------------------------------------------------------

Roger Werner                                                                                2,151,667  (9)            1.4%
10 Barnstable Lane
Greenwich, CT 08630
---------------------------------------------------------------------------------------------------------------------------

Carolyn Wall                                                                                  233,332  (10)              *
440 9th Avenue, 17th Floor
New York, NY 10001
---------------------------------------------------------------------------------------------------------------------------


Lisa VanPatten                                                                                      -                    *
116 Village Bldv, Suite 200
Princeton, NJ  08540
---------------------------------------------------------------------------------------------------------------------------

Rajan Chopra                                                                                  300,000  (11)              *
116 Village Bldv, Suite 200
Princeton, NJ  08540
---------------------------------------------------------------------------------------------------------------------------


                                       34

Louis Holder                                                                                        -                    *
116 Village Bldv, Suite 200
Princeton, NJ  08540
---------------------------------------------------------------------------------------------------------------------------

John Whyte                                                                                    300,000  (12)              *
35 Crescent Street, Unit 617
Waltham, MA 02453
---------------------------------------------------------------------------------------------------------------------------

All Directors and Executive Officers as a group (8 persons)                                30,131,514  (13)          19.4%
---------------------------------------------------------------------------------------------------------------------------


 * Less than 1% of the outstanding shares.

(1) Includes 942,664 shares issuable upon the exercise of options owned by Mr. Jones which are exercisable within 60 days of August 10, 2007.

(2) Includes (i) 4,000,000 shares and 2,000,000 shares issuable upon the exercise of warrants owned by Renaissance Capital Growth & Income Fund III, Inc. which are exercisable within 60 days of August 10, 2007, (ii) 8,000,000 shares and 4,000,000 shares issuable upon the exercise of warrants owned by Renaissance US Growth Investment Trust PLC which are exercisable within 60 days of August 10, 2007, (iii) 4,000,000 shares and 2,000,000 shares issuable upon the exercise of warrants owned by US Special Opportunities Trust PLC which are exercisable within 60 days of August 10, 2007, (iv) 2,000,000 shares and 1,000,000 shares issuable upon the exercise of warrants owned by Premier RENN US Emerging Growth Fund Limited which are exercisable within 60 days of August 10, 2007.

(3) Includes (i) 2,028,000 shares and 566,500 shares issuable upon the exercise of warrants owned by LAM Opportunity Fund which are exercisable within 60 days of August 10, 2007, (ii) 9,478,667 shares and 2,203,500 shares issuable upon the exercise of warrants owned by Lewis Opportunity Fund, LP which are exercisable within 60 days of August 10, 2007

(4) Includes (i) 7,488,889 shares held by Granahan McCourt Capital LLC, (ii) 5,256,000 shares issuable upon the exercise of warrants owned by Granahan McCourt Capital LLC which are exercisable within 60 days of August 10, 2007,
(iii) 100,000 shares held by Granahan McCourt Advisors, LLC, and (iv) 300,000 shares issuable upon the exercise of options, 1,250,000 restricted stock units and 2,000,000 shares issuable upon the exercise of warrants granted to David C. McCourt which are all exercisable within 60 days of August 10, 2007. Mr. McCourt is responsible for the voting, selection, acquisition and disposition of the shares held by Granahan McCourt Capital, LLC, and thus may be deemed to be the beneficial owner of such shares. Mr. McCourt is a director of the Company.

(5) Includes 1,600,000 shares and 800,000 shares issuable upon the exercise of warrants owned by Starwood Capital which are exercisable within 60 days of August 10, 2007

(6) Consists of (i) 8,155,556 shares owned by Sano Ventures XII LLC and (ii) 3,916,668 shares issuable upon the exercise of warrants owned by Sano Ventures XII LLC which are exercisable within 60 days of August 10, 2007. Obed Aboodi and Stanley Mauss are responsible for the voting, selection, acquisition and disposition of the shares held by Sano Ventures XII LLC and thus may be deemed to be the beneficial owners of such shares.

(7) Includes 1,277,252 shares issuable upon the exercise of options held by Mr. Jack which are exercisable within 60 days of August 10, 2007.

(8) Consists of 133,957 shares issuable upon the exercise of options held by Mr. Edmonds which are exercisable within 60 days of August 10, 2007.

(9) Includes 905,000 shares issuable upon the exercise of options and warrants held by Mr. Werner which are exercisable within 60 days of August 10, 2007.

(10) Includes 216,666 shares issuable upon the exercise of options and warrants held by Ms. Wall which are exercisable within 60 days of August 10, 2007.

(11) Consists of 300,000 shares issuable upon the exercise of options held by Mr. Chopra which are exercisable within 60 days of August 10, 2007.

(12) Consists of 300,000 shares issuable upon the exercise of options held by Mr. Whyte which are exercisable within 60 days of August 10, 2007.

(13) Includes 11,387,621 shares issuable upon the exercise of options and warrants held by the directors and executive officers, or entities related to them, which are exercisable within 60 days of August 10, 2007.

                          DESCRIPTION OF CAPITAL STOCK

Narrowstep's authorized capital stock consists of 450,000,000 shares of common stock, par value $0.000001 per share, and 50,000,000 shares of preferred stock, par value $0.000001 per share. The following summary description of Narrowstep's capital stock is qualified by reference to Narrowstep's Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-Laws (the "By-Laws") which are filed as exhibits to the registration statement of which this prospectus is a part. As of August 10, 2007, Narrowstep had 125,280,977 fully paid and non-assessable shares of common stock and no shares of preferred stock issued and outstanding. In addition, Narrowstep had outstanding options and warrants exercisable for 125,280,977 shares of common stock as of August 10, 2007.

COMMON STOCK

Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a majority of the votes of the shares present in person or by proxy at the meeting. The holders of common stock are entitled to receive ratably such lawful dividends as may be declared by the Board of Directors. However, such dividends are subject to preferences that may be applicable to the holders of any outstanding shares of preferred stock. We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future. In the event of a liquidation, dissolution or winding up of the affairs of Narrowstep, whether voluntarily or involuntarily, the holders of common stock will be entitled to receive pro rata all of the remaining assets of Narrowstep available for distribution to its stockholders. Any such pro rata distribution would be subject to the rights of the holders of any outstanding shares of preferred stock. The common stock has no preemptive, redemption, conversion or subscription rights. All of the outstanding shares of our common stock are, and the shares issuable upon exercise of outstanding options and warrants will be, when issued, fully paid and nonassessable. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Narrowstep may designate and issue in the future.

PREFERRED STOCK

The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, without further stockholder approval, to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock, in one or more series. The Board of Directors is also authorized, subject to the limitations prescribed by Delaware law, to establish the number of shares to be included in each series and to fix the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of any series, including the dividend rights, dividend rates, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the number of shares constituting any series. The Board of Directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.

As of May 31, 2007, Narrowstep had no shares of preferred stock outstanding. Narrowstep has no current plans to issue any preferred stock. However, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding common stock of Narrowstep.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Charter provides that no director of Narrowstep shall be personally liable to Narrowstep or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

The Charter further provides for the indemnification of Narrowstep's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate in most situations the potential liability of Narrowstep's directors for monetary damages arising from breaches of their duty of care. These provisions may also shield directors from liability under federal and state securities laws.

Narrowstep has entered into an indemnity agreement with each of its directors and certain of its executive officers containing provisions that may require Narrowstep, among other things, to indemnify to the fullest extent permitted by law its executive officers and directors against liabilities that may arise by reason of their status or service as executive officers or directors and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Officers, directors or other persons controlling Narrowstep may be entitled under these indemnification provisions to indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Narrowstep pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND NARROWSTEP'S AMENDED AND RESTATED BY-LAWS, AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND DELAWARE LAW

Narrowstep's Charter, Narrowstep's By-Laws and Delaware General Corporation Law contain provisions that could discourage, delay or prevent a change in control of Narrowstep or an acquisition of Narrowstep at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

CHARTER AND BY-LAWS

The Charter provides for the division of the Board of Directors into three classes as nearly as equal in size as possible with staggered three-year terms, although two classes are currently up for election at the same time as a result of our not holding an annual meeting in 2005. In addition, the Charter provides that directors may be removed without cause by the affirmative vote of the holders of 75% of the shares of capital stock of Narrowstep entitled to vote or with cause by the affirmative vote of the holders of a majority of the shares. The By-Laws provide that, except as otherwise provided by law or the Charter, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board may be filled only by:

        o a majority of the directors then in office, even though less than a quorum may then be in office, or

        o       the sole remaining director.

These provisions prevent a stockholder from enlarging the Board and filling the new directorships with this stockholder's own nominees without Board approval. These provisions of the By-Laws may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Narrowstep, or attempting to change the composition or policies of the Board, even though these attempts might be beneficial to Narrowstep or its stockholders.

The Charter provides that, unless otherwise prescribed by law, only the Chairman of the Board, a majority of the Board of Directors, or the President is able to call a special meeting of stockholders. The Charter and the By-Laws also provide that, unless otherwise prescribed by law, stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board, except at an annual meeting.

The By-Laws provide that any action required or permitted to be taken by the stockholders of Narrowstep at an annual meeting or special meeting of stockholders may only be taken if Narrowstep is given proper advance notice of the action (the "Notice Procedure"). The Notice Procedure affords the Board an opportunity to consider the qualifications of proposed director nominees or the merit of stockholder proposals, and, to the extent deemed appropriate by the Board, to inform stockholders about such matters. The Notice Procedure also provides a more orderly procedure for conducting annual meetings of stockholders. The By-Laws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action. However, the Notice Procedure may prevent a contest for the election of directors or the consideration of stockholder proposals. This could deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal if the proper advance notice procedures are not followed, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Narrowstep and its stockholders.

Narrowstep, without stockholder approval, can issue shares of common stock and preferred stock up to the number of shares authorized for issuance in its Charter. Narrowstep could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Narrowstep's ability to issue these shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Narrowstep by means of a proxy contest, tender offer, merger or otherwise.

The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares issued and outstanding is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Charter requires the affirmative vote of the holders of at least 75% of the issued and outstanding shares of our capital stock to amend many Charter provisions, including provisions relating to any reduction in the number of authorized shares of our capital stock, our staggered Board, and director and officer indemnification. The Charter and the By-Laws require the affirmative vote of the Board or the holders of at least 75% of the issued and outstanding shares of capital stock of Narrowstep entitled to vote to amend or repeal any of the provisions of the By-Laws. The 75% stockholder vote would be in addition to any separate class vote that might be required pursuant to the General Corporation Law of Delaware or the terms of any series of preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

DELAWARE LAW

Narrowstep is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder.

Section 203 does not apply if:

        o prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

        o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

        o at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3%of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests.

Section 203 defines "business combination" to include generally:

        o any merger or consolidation involving the corporation and the interested stockholder;

        o any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

        o subject to limited exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

        o any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

        o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or an affiliate or associate of the corporation which was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years, and any entity or person associated with, affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT

The Registrar and Transfer Company is the transfer agent for our common stock. The address for The Registrar and Transfer Company is 10 Commerce Drive, Cranford, New Jersey 07016-3752 and its phone number is (908) 497-2300.

                          TRADING MARKET FOR OUR SHARES

Our Common stock has traded on the OTC Bulletin Board under the symbol "NRWS" since August 4, 2005. Prior to that time, there was no public trading market for our common stock. As of May 31, 2007, we had 99 holders of record.

The following table sets for the period indicated, the high and low sales prices of our common stock as reported by the OTC Bulletin Board, on the trading day during the respective period:

-------------------------------------------------------------------------------
Fiscal Year 2008                                        High               Low
-------------------------------------------------------------------------------
First Quarter                                          $0.95             $0.53
Second Quarter (through August 15, 2007)               $0.60             $0.21
-------------------------------------------------------------------------------
Fiscal Year 2007                                        High               Low
-------------------------------------------------------------------------------
Fourth Quarter                                         $1.29             $0.83
Third Quarter                                          $1.04             $0.75
Second Quarter                                         $0.92             $0.61
First Quarter                                          $0.68             $0.61

-------------------------------------------------------------------------------
Fiscal Year 2006                                        High               Low
-------------------------------------------------------------------------------
Fourth Quarter                                         $1.49             $0.52
Third Quarter*                                         $1.70             $0.95


* The OTC Bulletin Board first began publishing quotations for our common stock on September 13, 2005

On August 15, 2007, the closing price of our common stock was $0.50 per share.

As of August 10, 2007 we had 125,280,977 shares outstanding. There can be no assurance that an active trading market for our shares will ever develop in the United States, or elsewhere. In the event that no active trading market for the shares develops, it will be extremely difficult for stockholders to dispose of the shares. In the event an active trading market develops, there can be no assurance that the market will be strong enough to absorb all of the shares which may be offered for sale by the stockholders.

There is a limited trading market for our shares on the OTC Bulletin Board. The trading price of our shares is highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales forecasts, or new products and services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in internet markets, changes in the market valuations of other business service providers providing similar services or products, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of shares and other events or factors, many of which are beyond our control. Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our shares to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our shares. In addition, because our common stock is quoted on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of many companies. These broad market factors may materially adversely affect the market price of the shares, regardless of our operating performance.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR SHARES. The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. Our shares are subject to these regulations. These regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the broker-dealer that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, our common stock will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock to be sold in the offering, reference is made to the registration statement, including the exhibits thereto and the financial statements and notes filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the contact or document filed as an exhibit or incorporated by reference, and each such statement is qualified in all respects by reference to such contract or other document.

Copies of the registration statement, the exhibits thereto and any documents incorporated by reference, may be inspected, without charge, at the public reference facility maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the public reference rooms. Copies of such material may also be obtained from the Public Reference Section of the SEC at the same address at prescribed rates. Such materials can also be inspected on the SEC's website at HTTP://WWW.SEC.GOV.

We make available through our website (http://www.narrowstep.com), free of charge, our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the Securities and Exchange Commission. The information available on or that can be accessed through our website is not incorporated by reference into and is not a part of this prospectus.

                              PLAN OF DISTRIBUTION

SALES BY SELLING STOCKHOLDERS.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

        - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        - an exchange distribution in accordance with the rules of the applicable exchange;

        -       privately negotiated transactions;

        - short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

        - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

        - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

        -       a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants or options by payment of cash, however, we will receive the exercise price of the warrants or options.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

                                     EXPERTS

Rothstein, Kass & Company, P.C., our independent registered public accounting firm, have audited our consolidated financial statements as of and for the year ended February 28, 2007 as set forth in their report. We have included these consolidated financial statements in the prospectus in reliance on the report of Rothstein, Kass & Company, P.C. given on their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS






                                                                       Page
Report of independent registered public accounting firm.............   44
Consolidated balance sheet..........................................   45
Consolidated statements of operations and comprehensive loss .......   46
Consolidated statements of changes in stockholders' equity .........   47
Consolidated statements of cash flows ..............................   48
Notes to consolidated financial statements..........................   49

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Narrowstep Inc.

We have audited the accompanying consolidated balance sheet of Narrowstep Inc. and Subsidiaries (collectively, the "Company") as of February 28, 2007, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for each of the years in the two year period ended February 28, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of February 28, 2007, and the results of its consolidated operations and its consolidated cash flows for the years in the two year period ended February 28, 2007, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has reported significant losses from operations, had an accumulated deficit, utilized a significant amount of cash from operations, and requires additional financing to fund future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Roseland, New Jersey
April 18, 2007

NARROWSTEP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
------------------------------------------------------------------------------------------
                                                                          February 28, 2007
                                                                                    $
------------------------------------------------------------------------------------------
ASSETS
   Current assets:
   Cash and cash equivalents                                                       466,870
   Accounts receivable, net of allowance for doubtful accounts of
      $940,534                                                                   1,403,779
   Prepaid expenses and other current assets                                       332,192
------------------------------------------------------------------------------------------
Total current assets                                                             2,202,841
------------------------------------------------------------------------------------------
   Property and equipment, net                                                   1,234,557
   Software development costs, net                                                 149,080
------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                     3,586,478
==========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
   Current liabilities:
     Unearned revenue                                                              384,295
     Accounts payable                                                              960,580
     Net obligations under capital leases, current                                  88,110
     Accrued expenses and other current liabilities                                977,948
------------------------------------------------------------------------------------------
   Total current liabilities                                                     2,410,933
     Net obligations under capital leases - long-term                              135,470
------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                2,546,403
------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   Common stock, $0.000001 par value 450,000,000 shares authorized,                     45
     45,348,974 issued and outstanding
   Additional paid-in capital                                                   20,543,688
   Accumulated deficit                                                         (19,555,533)
   Accumulated other comprehensive income (loss)                                    51,875
------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                       1,040,075
------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       3,586,478
==========================================================================================
See Notes to Consolidated Financial Statements.

NARROWSTEP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
-------------------------------------------------------------------------------------------------------
                                                                                  Year Ended
                                                                                 February 28,
                                                                            2007               2006
                                                                              $                  $
-------------------------------------------------------------------------------------------------------
REVENUE
   Narrowcasting and other                                                4,369,117           1,499,633
   Production services                                                    1,639,718           1,206,629
-------------------------------------------------------------------------------------------------------
Total revenue                                                             6,008,835           2,706,262
-------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
   Operating                                                              2,655,395           1,804,879
   Selling, general and administrative                                    8,206,223           4,779,764
   Research & development                                                 1,088,723             390,606
   Impairment charge on long-lived assets                                 1,228,437                --
-------------------------------------------------------------------------------------------------------
Total operating expenses                                                 13,178,778           6,975,249
-------------------------------------------------------------------------------------------------------
OPERATING LOSS                                                           (7,169,943)         (4,268,987)
-------------------------------------------------------------------------------------------------------
   Other income (expense), net                                              118,814             (14,641)
   Currency exchange income (loss)                                          (10,345)             (6,149)
-------------------------------------------------------------------------------------------------------
NET LOSS                                                                 (7,061,474)         (4,289,777)
=======================================================================================================
   Foreign currency translation adjustment                                   74,135             (36,669)
-------------------------------------------------------------------------------------------------------
COMPREHENSIVE LOSS                                                       (6,987,339)         (4,326,446)
=======================================================================================================

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                 (0.16)              (0.13)
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED         45,240,652          32,190,594

See Notes to Consolidated Financial Statements.

NARROWSTEP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                                                                               ACCUMULATED
                                                                    ADDITIONAL     STOCK                      OTHER
                                                  COMMON   COMMON   PAID-IN    SUBSCRIPTION ACCUMULATED  COMPREHENSIVE
                                                  SHARES   STOCK    CAPITAL    RECEIVABLE     DEFICIT    INCOME/(LOSS)    TOTAL
                                                             $         $            $            $             $            $
-----------------------------------------------------------------------------------------------------------------------------------
BALANCES - MARCH 1, 2005                        30,375,743      30  9,323,577            -    (8,204,282)       14,409    1,133,734
-----------------------------------------------------------------------------------------------------------------------------------
Common stock sold in private placement, net of  14,420,389      15  9,822,503   (1,560,000)                               8,262,518
 expenses
Commission paid for private placement  services                    (1,532,675)     150,000                               (1,382,675)
 including related party transactions of
 $760,702
Fair value of warrants issued in connection                           710,550                                               710,550
 with private placement
Payment for services in kind                       255,342            649,619                                               649,619
Stock options exercised                             85,000             42,500                                                42,500
Net loss                                                                                      (4,289,777)                (4,289,777)
Foreign currency translation loss                                                                              (36,669)     (36,669)
Stock based compensation charge                                       695,297                                               695,297
-----------------------------------------------------------------------------------------------------------------------------------
BALANCES - FEBRUARY 28, 2006                    45,136,474      45 19,711,371  (1,410,000)   (12,494,059)      (22,260)   5,785,097
-----------------------------------------------------------------------------------------------------------------------------------
Issuance  of common  stock  subscribed,  net of                                 1,410,000                                 1,410,000
 commissions
Payment for services in kind to related parties    100,000             68,000                                                68,000
Warrants exercised                                 100,000              1,000                                                 1,000
Stock options exercised                             12,500              6,250                                                 6,250
Placement legal fees                                                  (46,668)                                              (46,668)
Net loss                                                                                      (7,061,474)                (7,061,474)
Foreign currency translation gain                                                                               74,135       74,135
Stock based compensation charge                                       803,735                                               803,735
-----------------------------------------------------------------------------------------------------------------------------------
BALANCES  - FEBRUARY 28, 2007                   45,348,974      45 20,543,688           -    (19,555,533)       51,875    1,040,075
-----------------------------------------------------------------------------------------------------------------------------------
See Notes to Consolidated Financial Statements.


NARROWSTEP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------------------------
                                                                                                Years Ended
                                                                                                 February 28
                                                                                           2007                2006
                                                                                             $                   $
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                              (7,061,474)        (4,289,777)
   Adjustments to reconcile net loss to net cash used in operating activities:
   Allowance for Doubtful accounts                                                          738,821           (103,695)
   Depreciation and amortization                                                            573,934            520,806

   Loss on disposal of property and equipment                                                  --                5,437
   Stock-based compensation expense                                                         803,735            695,297

   Interest on short-term investment                                                        (57,609)              --

   Fair value of options and warrants granted to third party suppliers                         --              649,619

   Impairment charge on long-lived assets                                                 1,228,437               --
   Changes in net cash attributable to changes in operating assets and liabilities:
   Accounts receivable                                                                   (1,724,206)            64,075
   Prepaid expenses and other current assets                                               (196,650)           (48,335)

   Unearned revenue                                                                         207,667            176,628
   Accounts payable, accrued expenses and other current liabilities                       1,009,503           (364,063)
----------------------------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                                    (4,477,842)        (2,694,008)
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                                   (1,132,945)          (124,749)

   Purchase of short-term investments                                                          --           (2,500,000)
   Payments for software development costs                                                 (120,136)          (101,776)

   Proceeds from sale of short-term investments                                           2,557,609               --
----------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                       1,304,528         (2,726,525)
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net proceeds from issuance of common stock                                             1,431,333          7,590,393

   Proceeds from exercise of stock options and warrants                                       7,250             42,500
   Payments on capital leases                                                               (75,298)           (47,742)
----------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 1,363,285          7,585,151
----------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     (1,810,029)         2,164,618
Effect of exchange rates on change in cash                                                   44,045              9,445
Cash and cash equivalents at the beginning of year                                        2,232,854             58,791
----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                                            466,870          2,232,854
=======================================================================================================================
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Property and equipment acquired under capital leases                                     196,769
   Common stock issued pursuant to consulting agreement                                      68,000

See Notes to Consolidated Financial Statements.

                        NARROWSTEP INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION AND GOING CONCERN

Narrowstep Inc. was incorporated in Delaware on May 9, 2002 and adopted a fiscal year-end of February 28th (or 29th). The accompanying consolidated financial statements include the accounts of Narrowstep Inc. and its wholly-owned subsidiaries Narrowstep Ltd. and Sportshows Television Ltd. ("STV"), (collectively, the "Company").

Narrowstep Inc. is in the business of developing, producing, transmitting and managing, via the Internet, television-like channels of streaming video broadcasts which are tailored for, and targeted to, specific audiences. Narrowstep Ltd. also offers a comprehensive range of related services which facilitate channel development, including consulting, channel design, maintenance, operation and content production. STV's main business is the filming and production of sporting events, plus distribution of TV programs internationally. The main areas of specialization are water sports such as sail boat racing, windsurfing, and extreme sports such as mountain biking, skating and snow sports.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses of approximately $19,600,000 since inception. The Company has a working capital deficit of approximately $208,000 and has utilized cash from operations over the past two fiscal years of approximately $7,172,000. These factors among others, raise substantial doubt about the company's ability to continue as a going concern.

On March 2, 2007 the company raised $7,110,000 in a debt offering that is mandatorily convertible into common stock in a subsequent financing round (See
Note 11). With the completion of this financing the Company has sufficient working capital to fund our operations for the next six to nine months. Management will continue to pursue various financing options in order to fully fund our longer term cash requirements. In addition, we are making efforts to improve our financial position by evaluating ongoing operating expenses, increasing our effort to collect outstanding receivables and continuing to focus on increasing revenues.

There are currently no commitments in place for additional financing, nor can assurances be given that such financing will be available. While the Company is confident that it will raise the capital necessary to fund operations, there can be no assurances in that regard. The consolidated financial statements do not include any adjustments that may arise as a result of this uncertainty.


BASIS OF PRESENTATION


The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and are expressed in US dollars. All inter-company accounts and transactions have been eliminated in consolidation.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company's two primary sources of revenue are production services and Internet TV channel building or "narrowcasting".

Internet TV channel building service revenue includes the following: (i) consulting fees charged to assist customers in the design and development of the customer's channel, (ii) consulting fees related to recording and encoding of specific customer content, and (iii) monthly license fees charged for ongoing maintenance, support, upgrades and content hosting activity. The minimum license period is 12 months unless it is an evaluation license. Revenues for the consulting fees are only recognized once the design and development of the channel is completed and accepted by the customer. Recording and encoding fees are due on delivery of the tapes or on completion of the upload of the encoded material onto the Company's servers. Monthly license fees are recognized month-by-month starting with the month when the channel starts narrowcasting. Any up-front fees are deferred until the revenue is earned by either completion of the consulting activity or month-by-month hosting activity.

Production services revenues include the following: (i) preparation, scripting and filming of a single or multiple series of events, (ii) live editing and encoding of such events, (iii) editing of footage and final production into programs in the Company's editing suites, and (iv) copying and delivery of the programs. Revenues are recognized once delivery of a program, in the form of edited tape, takes place. If it is a series then payments are staged and revenues recognized on completion of each discrete program. Any up-front fees are deferred and only recognized once the program, editing and production are complete. Until the revenues are earned and recognized any cash received up-front is treated as unearned revenue and any costs incurred in connection with services that have not been completed are capitalized as prepaid expenses.

The Company's revenue recognition policy complies with the Securities and Exchange Commission Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition", amended by SAB 104. Revenue is recognized when all of the following criteria are met:

        o Persuasive evidence of an arrangement exists - A non-cancelable signed agreement between the Company and the customer is considered to be evidence of an arrangement.

        o Delivery has occurred or services have been rendered - Although deposits or prepayments are common with orders, revenues are recognized only on the delivery of content or channel or service. Revenue from resellers is recognized upon sell-through to the end customer.

        o The seller's price to the buyer is fixed or determinable - All our customers sign a written contract that states the price the customer will pay for the monthly license fee and for the bandwidth and storage usage. Our contracts terms are typically 12 months. If the customer decides to cancel a channel, all of the development work, content production, initial license and monthly license fees to-date remain due and non-cancelable.

        o Collectibility is reasonably assured - The Company runs normal business credit checks on unknown new customers to minimize the risk of a customer avoiding payment. Collection is deemed probable if the Company expects that the customer will be able to pay amounts under the arrangement as payments become due. If the Company determines that collection is not probable, the revenue is deferred and recognized upon cash collection. The Company also seeks a deposit wherever possible before commencing work on a new contract.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," approximates the carrying amounts presented in the consolidated balance sheet.

CASH AND CASH EQUIVALENTS

For the purposes of the consolidated statements of cash flows, the Company considers all highly-liquid debt instruments purchased with maturities of three months or less to be cash equivalents. At February 28, 2007 cash and cash equivalents consisted of checking and money market accounts aggregating $466,870. As of February 28, 2007 and at various times during the year, balances of cash at financial institutions exceeded the federally insured limit. The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash and cash equivalents.

SHORT-TERM INVESTMENTS

As of February 28, 2007, there were no short-term investments. Short-term investments as of February 28, 2006 consisted of a certificate of deposit which matured on September 25, 2006.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable represent uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. Follow-up calls and correspondence is made if unpaid accounts receivable go beyond the invoice due date. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost net of accumulated depreciation and amortization. Costs of additions and substantial improvements to property and equipment are also capitalized. Maintenance and repairs are charged to operations, while betterments and improvements are capitalized. The Company computes depreciation and amortization for all property and equipment using the straight-line method over the estimated useful lives of assets. The estimated useful lives of assets are as follows: Computer & other Equipment are 3 years, Furniture and Fixtures are 4 years, Motor Vehicles are 4 years and Leasehold improvements are over the term of the lease.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company adheres to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and periodically assesses the recoverability of the carrying amounts of long-lived assets, including intangible assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for its internal use software under SOP 98-1, "Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use", which requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal use. Capitalized software development costs consist primarily of programmers' compensation and benefits, where applicable. These costs are amortized over a period not to exceed three years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs are expensed as incurred.

During the years ended February 28, 2007 and 2006, the Company capitalized $120,136 and $101,776 respectively, and recorded amortization expense of $128,491 and $129,850, respectively.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for under the purchase method. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill and indefinite-lived intangible assets are not amortized, but instead are tested for impairment at least annually. Intangible assets that have finite useful lives are amortized over their useful lives, which range from three to seven years.

FOREIGN CURRENCY TRANSLATION

The Company complies with the accounting and disclosure requirements of SFAS No. 52 "Foreign Currency Translation." For operations outside the United States that prepare financial statements in currencies other than the U.S. dollar, statement of operations amounts are translated at an average exchange rate for the year. Assets and liabilities are translated at period end exchange rates. Translation adjustments are presented as a component of accumulated other comprehensive income (loss) within stockholders' equity. Gains and losses from foreign currency transactions are included in the consolidated statements of operations.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are expensed as incurred. Such costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Advertising and promotional costs charged to operations were $457,051 and $77,824 for the years ended February 28, 2007 and February 28, 2006, respectively.

COMPREHENSIVE INCOME

The Company complies with SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes rules for the reporting and display of comprehensive income
(loss) and its components. SFAS No. 130 requires the Company's change in the foreign currency translation adjustments to be included in other comprehensive income (loss).

INCOME TAXES

Narrowstep Inc., the parent company, is a United States corporation and files corporate income tax returns in the United States. Narrowstep Ltd. and STV are companies incorporated in England and Wales and, as such, file their own corporate income tax returns in the United Kingdom. The provision for income taxes is based on reported income before income taxes. Deferred income taxes are provided in accordance with SFAS No. 109 "Accounting for Income Taxes", for the effect of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes. Deferred tax assets and liabilities are measured using currently enacted tax laws and the effects of any changes in income tax laws are included in the provision for income taxes in the period of enactment. Valuation allowances are recognized to reduce deferred tax assets when it is more likely than not that the asset will not be realized. In assessing the likelihood of realization, the Company considers estimates of future taxable income, the character of income needed to realize future benefits and all available evidence.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123(R), "Accounting for Stock-Based Compensation (Revised)." SFAS No. 123(R) supersedes APB No. 25 and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company adopted SFAS No. 123(R), effective March 1, 2006. Based on stock options that vested during the year ended February 28, 2007, the Company recorded approximately $702,000 in additional compensation expense for the year ended February 28, 2007, under SFAS No. 123(R).

Prior to March 1, 2006 the Company followed SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allowed companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"), but disclose the pro forma effect on net income (loss) had the fair value of the options been expensed.

Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant or issue date prior to March 1, 2006 and consistent with the provisions of SFAS No. 123(R), the Company's net loss and loss per common share would have been reduced to the pro forma amounts indicated below:

------------------------------------------------------------------------
                                                            Year Ended
                                                           February 28,
                                                               2006
                                                                 $
------------------------------------------------------------------------
Net loss as reported                                       (4,289,777)
Add: Stock-based employee compensation included in
reported net loss                                             695,297
Less: Pro forma stock based compensation expense           (3,019,437)
---------------------------------------------------------------------

Pro forma net loss                                         (6,613,917)
---------------------------------------------------------------------
Basicand dilutedloss per common share as  reported              (0.13)
Pro forma basic and diluted loss per common share               (0.21)
Weighted-average common shares outstanding                 32,190,594


PENSION, POST-RETIREMENT AND OTHER EMPLOYEE BENEFIT PLANS

Certain employees of STV are covered by a non-contributory defined contribution pension plan. Pension costs charged to operations were $12,330 and $12,250 for the years ended February 28, 2007 and 2006, respectively.

BORROWINGS

An overdraft facility is a line of credit arrangement, negotiated with a bank and usually renewable on an annual basis, whereby the bank's customer is permitted to take its checking account into a debit balance on a pre-agreed interest basis up to an agreed amount. Amounts utilized under overdraft facilities are payable on demand. At February 28, 2007 and February 28, 2006, the overdraft facilities consisted of approximately $19,600 and $70,000 with Barclays Bank PLC, respectively and approximately $39,000 and $34,000 with Natwest Bank PLC, respectively. Neither facility was utilized on February 28, 2007. The interest rate on the Barclays facility is 5.75% above Barclays' variable base rate (which base rate was 5.25% per annum as of February 28, 2007). The interest rate on the Natwest facility is 5.75% above Natwest's variable base rate (which base rate was 5.25% per annum as of February 28, 2007). The Barclays overdraft facility was renewed on March 20, 2006. The Natwest facility was renewed on May 31, 2006.

IMPACTS OF RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its consolidated financial position, results of operations or cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN No. 48"). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties.

FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 is not expected to have a material impact on the company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective in fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that the adoption of this statement will have on the Company's consolidated financial statements.

RECLASSIFICATIONS

The presentation of the February 28, 2006 consolidated statement of operations and comprehensive loss has been reclassified to conform to the February 28, 2007 presentation.

3. GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets relate to the Company's acquisition of STV. At the end of the fiscal year, the Company evaluated the goodwill and intangible assets, and determined that these assets were impaired. The carrying value of the goodwill of $1,157,581 was written off during the fourth quarter of fiscal 2007. The net intangible assets, of $70,856 as of February 28, 2007, were also written off during the fourth quarter of fiscal 2007.

The reason for the impairment was due to several factors. In the past the production segment has not been profitable and the company is currently re-evaluating the products and services being offered by the production segment. Several senior employees of STV are no longer employed with the Company. The prospects or sales leads generated from this segment have been declining, and we have incurred significant bad debts related to the existing sales.

4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at February 28,2007:

-------------------------------------------------------------------
                                                     Year Ended
                                                  February 28, 2007
                                                           $
-------------------------------------------------------------------
Leasehold improvements                                  174,095
Furniture and fixtures                                  102,026
Computer & other equipment                            2,486,641
Motor vehicles                                           25,530
Less:  Accumulated depreciation and
amortization                                         (1,553,735)
-------------------------------------------------------------------
Net Book Value                                        1,234,557
===================================================================


The Company leases certain equipment under capital lease arrangements. Depreciation for assets recorded under capital lease agreements is included within depreciation in the consolidated statements of operations. Assets recorded under capital lease agreements included in computer and other equipment consisted of equipment with a cost of $532,007, with an associated balance of accumulated depreciation of $336,989, as of February 28, 2007.

5.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consists of the following at February 28, 2007:



-----------------------------------------------------------------
                                                      Year Ended
                                                     February 28,
                                                          2007
                                                           $
-----------------------------------------------------------------
Compensation accrual                                     311,183
Professional fees accrual                                601,557
Other accrual                                             65,208
-----------------------------------------------------------------
Total                                                    977,948
=================================================================

6. STOCK OPTION PLAN

In December 2003, the Board of Directors adopted the Narrowstep Inc. 2004 Stock Option Plan. The purpose of the stock option plan is to allow the Company to provide a means by which eligible employees, Board members and certain non-employees may be given an opportunity to benefit from increases in value of its common shares. The stock option plan is administered by the Board of Directors. The Board is empowered to determine from time-to-time which of the persons eligible under the stock option plan shall be granted awards; when and how each award shall be granted; what type or combination of types of awards shall be granted; the provisions of each award granted, including the time or times when a person shall be permitted to receive common shares pursuant to an award; and the number of common shares with respect to which an award shall be granted to each person; to construe and interpret the stock option plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration.

The Board, at any time, and from time to time, may amend the stock option plan.

The following table summarizes activity of the Company's stock option plan for the years ended February 28, 2007 and 2006:

------------------------------------------------------------------------
                                                          Weighted-Avg
                                            Number of       Exercise
                                             Shares           Price
                                                                 $
------------------------------------------------------------------------
Outstanding at February 28, 2005               3,396,358           0.22
Granted                                        6,960,855           1.17
Exercised                                       (85,000)           0.50
Forfeited                                      (150,000)           0.20
------------------------------------------------------------------------
Outstanding at February 28, 2006              10,122,213           0.95
Granted                                        2,666,500           0.89
Exercised                                       (12,500)           0.50
Forfeited                                      (504,106)           0.85
------------------------------------------------------------------------
Outstanding at February 28, 2007              12,272,107           0.94

The following table contains information concerning outstanding stock options as of February 28, 2007:

------------------------------------------------------------------------------------------------------------

                                                         Weighted Avg                       Weighted Avg
  Number of                           Weighted Avg        Remaining        Number of     Exercise Price of
   Options          Range of        Exercise Price of    Contractual        Options           Options
 Outstanding     Exercise Prices   Options Outstanding       Life         Exercisable       Exercisable
------------------------------------------------------------------------------------------------------------
     1,567,252    $0.00 - $0.30                  $0.20            2.17        1,567,252               $0.20
     1,020,000    $0.31 - $0.45                  $0.40            1.84        1,010,000               $0.40
       317,500    $0.46 - $0.60                  $0.50            3.29          317,500               $0.50
       653,000    $0.61 - $0.75                  $0.68            6.86          653,000               $0.68
       430,000    $0.76 - $0.90                  $0.83            9.37          380,000               $0.82
     2,135,000    $0.91 - $1.05                  $0.95            6.98          750,000               $1.00
     4,552,664    $1.06 - $1.20                  $1.20            5.97        4,052,664               $1.20
       128,500    $1.21 - $1.35                  $1.25            8.32          128,500               $1.25
     1,468,191    $1.36 - $1.50                  $1.50            3.99        1,468,191               $1.50
------------------------------------------------------------------------------------------------------------
    12,272,107    $0.00 - $1.50                  $0.94            5.20       10,327,107               $0.93
------------------------------------------------------------------------------------------------------------

On May 3, 2006 the Company issued warrants to purchase 40,000 shares at an exercise price of $1.01 and are exercisable until May 3, 2011. On October 16, 2006 the Company issued warrants to purchase 6,000 shares at an exercise price of $0.95 and are exercisable until October 16, 2011. All warrants were issued for consultancy services for the fiscal year ended February 28, 2007.

The fair value of options and warrants granted during the years ended February 28, 2007 and 2006 were estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

-----------------------------------------------------------
Expected life in years                          2
Risk-free interest rate                   4.72% to 5.12%
Volatility                                     75%
Dividend Yield                                 Nil
-----------------------------------------------------------

7.  INCOME TAXES

The Company did not incur taxes due to the net losses in the fiscal years ended February 28, 2007 and 2006. The components of net loss before income taxes are as follows.

---------------------------------------------------------------------------------------------
                                                          Year Ended        Year Ended
                                                      February 28, 2007   February 28, 2006
                                                               $                   $
---------------------------------------------------------------------------------------------
United States                                           (5,399,827)         (2,427,885)
Foreign                                                 (1,661,647)         (1,861,892)
---------------------------------------------------------------------------------------------
Net Loss                                                (7,061,474)         (4,289,777)
=============================================================================================


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate as follows:

------------------------------------------------------------------------------------------
                                                        Year Ended             Year Ended
                                                      February 28, 2007    February 28, 2006
                                                               $                  $
--------------------------------------------------------------------- --------------------
Income tax at the federal statutory rate of  35%          (2,471,516)          (1,501,422)
Non-deductible costs                                         732,512              525,797
Change in valuation allowances                             1,659,081              884,781
Foreign tax rate differences                                  83,082               93,095
Other                                                         (3,159)              (2,251)
------------------------------------------------------------------------------------------
Total provision for income taxes                                   0                    0
==========================================================================================

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred income tax assets and liabilities are as follows:


------------------------------------------------------------------------------------------
                                                     Year Ended           Year Ended
                                                 February 28, 2007     February 28, 2006
                                                          $                     $
------------------------------------------------------------------------------------------
Net operating loss carryforwards                         (3,904,964)          (2,551,340)
Allowance for bad debts                                    (329,187)
------------------------------------------------------------------------------------------
Gross deferred tax assets                                (4,234,151)          (2,551,340)
   Depreciation and amortization                             39,819               16,090
------------------------------------------------------------------------------------------
Gross deferred tax liabilities                               39,819               16,090
   Less:  valuation allowance                             4,194,332            2,535,250
--------------------------------------------------------------------- --------------------
Net Book Value                                                    0                    0
==========================================================================================

Management regularly assesses the ability to realize deferred tax assets based upon the weight of available evidence, including such factors as the recent earnings history and expected future taxable income. The methodology used by management to determine the amount of deferred tax assets that are likely to be realized is based upon the Company's recent earnings and estimated future taxable income in applicable tax jurisdictions.

The Company has not generated any taxable income to date, and therefore has not had to pay any income tax since its inception. The Company has provided a full valuation allowance against the deferred tax asset since it is more likely than not that the asset will not be recovered. For the fiscal year ended February 28, 2007, the Company's net operating loss carryforward, at the expected tax rates for its operations, is approximately $5,570,000 which is deductible against future taxable income generated in the United Kingdom, which will remain in place until utilized and approximately $5,526,000 which is deductible against future taxable income generated in the United States, which will remain available until utilized or begin to expire through February 28, 2025.

8.       REPORTABLE SEGMENTS

The Company complies with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of segment information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

Narrowstep Inc. manages its business as two main segments, Narrowstep Ltd. which consists of a single operating segment - "narrowcasting" (i.e. the provision of television channels to niche audiences globally), and STV's business - the production of specialized sailing and extreme sports activities.

Management relies on an internal management reporting process that provides revenue and segment operating income (loss) for making financial decisions and allocating resources based on these segments. Management believes that segment-operating income (loss) is an appropriate measure of evaluating the operational performance of the Company's segments. However, this measure should be considered in addition to, not as a substitute for, or superior to, income
(loss) from operations or other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States.

Summarized information by segment for the years ended February 28, 2007 and 2006 is as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Fiscal Year Ended
                                        --------------------------------------------------------------------------------------------
                                                       February 28, 2007                             February 28, 2006
                                        Narrowcasting    Production                   Narrowcasting       Production
                                          and other       Services       Total          and other          Services      Total
                                              $               $                            $                  $           $
-----------------------------------------------------------------------------------------------------------------------------------
  Total revenue by segment              4,369,117          1,639,718     6,008,835       1,499,633          1,206,629    2,706,262
----------------------------------------------------------------------------------------------------------------------------------
  Operating expenses                   (7,085,971)        (2,263,992)   (9,349,963)     (2,692,066)        (1,577,894)  (4,269,960)
  Depreciation and amortization          (488,119)           (43,498)     (531,617)       (344,253)          (134,238)    (478,491)
  Interest expense                        (13,075)              (152)      (13,227)        (12,817)            (4,354)     (17,171)
  Interest income                         130,825              1,216       132,041           2,021                510        2,531
----------------------------------------------------------------------------------------------------------------------------------
OPERATING LOSS BY SEGMENT              (3,087,223)          (666,708)   (3,753,931)     (1,547,482)          (509,347)  (2,056,829)
==================================================================================================================================

  Unallocated corporate expenses                                        (1,233,054)                                       (845,716)

  Impairment of long-lived assets                                       (1,228,437)                                              -
  Stock based compensation charges                                        (803,735)                                       (695,297)
  Costs related to options and warrants                                          -                                        (649,619)
  Amortization of intangible assets                                       (42,317)                                         (42,316)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NET LOSS                                                          (7,061,474)                                     (4,289,777)
===================================================================================================================================

PROPERTY, EQUIPMENT AND SOFTWARE        1,301,293             82,344     1,383,637         399,982             35,332      435,314
DEVELOPMENT

Summarized information by geographic region for the years ended February 28, 2007 and 2006 is as follows:


------------------------------------------------------------------
                                          Year Ended
                                          February 28,
                                   2007        2006      Percent
                                     $           $        Change
------------------------------------------------------------------
United States                      755,452     333,884       126%
Europe, Middle-East and Africa   4,794,144   2,137,260       124%
Asia Pacific                       356,765     212,037        68%
Internet Sales                     102,474      23,081       344%
------------------------------------------------------------------
Total                            6,008,835   2,706,262       122%
==================================================================


MAJOR CUSTOMERS

For the fiscal year ended February 28, 2007, the largest four customers in the aggregate accounted for approximately $1,400,000, or 23% of revenues compared with approximately $1,200,000, or 44% of revenues, for the fiscal year ended February 28, 2006. The accounts receivable balance for the largest four customers was approximately $479,000 as of February 28, 2007.

9.  RELATED PARTY TRANSACTIONS

OPTIONS GRANTED TO DIRECTORS AND OFFICERS


OPTIONS GRANTED TO CURRENT DIRECTORS. The Company has granted to Roger Werner, a member of the Board of Directors, options to purchase 300,000 shares at an exercise price of $1.18 on March 28, 2006 which are exercisable until March 28, 2016. The Company has granted Rajan Chopra, a member of the Board of Directors, options to purchase 300,000 shares at an exercise price of $0.80 on September 28, 2006 which are exercisable until September 28, 2016. The Company has granted to both David McCourt and Jack Whyte, members of the board of directors, options to purchase 300,000 shares at an exercise price of $0.67 per share on June 7, 2006 which is exercisable until June 27, 2011. All the option granted above fully vested on the date granted.

On May 23, 2006, the Company granted options to purchase 6,000 shares to Dennis Edmonds, a member of the Board of Directors, at an exercise price of $0.75 per share. These options vested on the grant date and are exercisable until May 23, 2016.

On December 2, 2005, the Company entered into a consultancy agreement with Roger
L. Werner Jr. Pursuant to this agreement, on May 23, 2006, Mr. Werner was granted options to purchase 30,000 shares at an exercise price of $0.75 per share, for consultancy services for the year ended February 28, 2006.

OPTIONS GRANTED TO FORMER DIRECTORS. The Company has granted Shelly Palmer, a former member of the Board of Directors, options to purchase 6,000 shares at an exercise price of $0.75 per share. These options were granted and vested on May 23, 2006 and are no longer exercisable. The Company has granted Peter Sidall, a former member of the Board of Directors, options to purchase 6,000 shares at an exercise price of $0.75 per share. These options were granted and vested on May 23, 2006 and are exercisable until December 31, 2007 per his separation agreement. The Company had granted options to Cliff Webb, a former officer and Board member, options to purchase 1,000,000 shares at an exercise price of $1.20 per share. The options are fully vested and exercisable until December 31, 2007 per his separation agreement.

OPTIONS GRANTED TO CURRENT OFFICERS. On February 8, 2007, the Company granted options to purchase 200,000 shares to Lisa VanPatten, CFO, at an exercise price of $0.92 per share. These options vest annually for 3 years and expire on February 8, 2017.

OPTIONS GRANTED TO FORMER OFFICERS. The Company has granted options to purchase 1,000,000 shares to Steven Crowther, our former Senior Vice President and Chief Financial Officer, at an exercise price of $1.20 per share. 500,000 of these options were granted and vested on March 1, 2005 and are exercisable until February 28, 2015. 500,000 of these options were granted on August 11, 2005, 100,000 of which vested immediately and the remaining 400,000 vest on July 1, 2006. When vested, these options are exercisable until August 11, 2015. On January 17, 2006, the Company granted Steven Crowther additional options to purchase 100,000 shares, at an exercise price of $0.90 per share. 50,000 of these options vested immediately on January 17, 2006. In connection with the Separation and General Release Agreement between us and Mr. Crowther, the period during which Mr. Crowther may exercise his vested options was extended from September 29, 2006 until June 29, 2007.

The Company has granted options to purchase a total of 900,000 shares to Stephen Beaumont, our former President and Chief Executive Officer. 200,000 of these options were granted on November 15, 2005 at an exercise price of $1.50, 100,000 vested immediately and the remainder vested on February 1, 2006. The remaining options were granted on February 28, 2006, 250,000 at an exercise price of $1.00 per share, which vested immediately, and 450,000 at an exercise price of $1.50 per share, 225,000 of which vest on June 30, 2006 and 225,000 of which vest on December 31, 2006. In connection with the Separation and General Release Agreement between us and Mr. Beaumont, the period during which Mr. Beaumont may exercise his vested options was extended until December 31, 2007.

TRANSACTIONS WITH COMPANIES IN WHICH STOCKHOLDERS HOLD AN INTEREST

Narrowstep Ltd. has developed a channel for LTR Consultancy. John Goedegebuure, a founder and shareholder of Narrowstep Inc., is the Managing Director and a shareholder of LTR Consultancy. For the years ended February 28, 2006 LTR Consultancy was billed $71,422 for services provided. These bills were not paid as of February 28, 2006 and the associated revenue was not recognized. In the year ended February 28, 2006, LTR Consultancy earned re-seller commissions of $9,752. This commission was settled by a reduction in the amount receivable from LTR Consultancy as at February 28, 2006, in the amount of $9,752. The net receivable from LTR Consultancy at February 28, 2006 was $112,655. This amount was provided for in the allowance for doubtful accounts. Total revenue and total receivables from LTR Consultancy for fiscal year ending February 28, 2007, was $185,482 and $53,614 respectively. The total amount in receivables remained unpaid and was fully reserved for at February 28, 2007.

Pursuant to an Investor Relations Agreement with the Company, LTR Consultancy earned fees for investor relations services of $33,705, for fiscal year ended February 28, 2007. Of these fees, $5,892 was unpaid as of February 28, 2007.

Shelly Palmer, a former director of the Company, is the owner of a consulting company, SLP Productions Inc. Pursuant to an unwritten agreement between the parties, SLP Productions billed the Company $38,000 and $36,000 for fiscal year ending February 28, 2007 and February 28, 2006, respectively for consulting services. As of February 28, 2007 there was a balance of $19,000 in accounts payable.

On December 2, 2005, the Company entered into a consultancy agreement with Roger
L. Werner Jr. Pursuant to this agreement, on May 23, 2006, Mr. Werner was granted options to purchase 30,000 shares at an exercise price of $0.75 per share, for consultancy services for the year ended February 28, 2006. Mr. Werner became a shareholder of the Company on February 22, 2006 and a director of the Company on March 28, 2006.

On May 30, 2006, the Company entered into an advisory agreement with Granahan McCourt Advisors, LLC. David C McCourt is the beneficial owner of Granahan McCourt Advisors, LLC and Granahan McCourt Capital, LLC, a shareholder in the Company and our CEO, COO and Chairman of the Board of Directors. Pursuant to this agreement, Granahan McCourt Advisors, LLC was issued 100,000 shares of common stock on May 30, 2006 and received warrants to purchase 6,000 shares, with an exercise price equal to $0.95 per share. Mr. McCourt became a director of the Company on June 27, 2006, was named as Chairman of the Board and interim CEO in December 2006 and was named CEO and COO in June 2007. The Company paid Granahan McCourt Advisors, LLC $80,000 for consulting services and $9,000 to cover out of pocket expenses for fiscal year ending February 28, 2007. Mr. McCourt voluntarily terminated the advisory agreement once he became interim CEO and forfeited the remaining balance in the contract.

COMMISSION PAID TO STOCKHOLDERS

The Company paid commissions to certain stockholders for raising funds of $478,124 during the fiscal year ended February 28, 2006. The Company paid commissions of $150,000 to certain shareholders during fiscal year ended February 28, 2007 for raising funds during the fiscal year ended February 28, 2006. There was no outstanding amount payable in connection with these commissions as of February 28, 2007.

10.  COMMITMENTS

When a lease is classified as an operating lease, the risks and rewards remain with the lessor and the lease expenses are treated as operating expense.

The Company has non-cancelable operating leases to occupy the following properties: Princeton NJ, which terminates on July 31, 2007; and New York, NY, which terminates on September 30, 2007. We are currently negotiating our lease in London and are on a month-to-month lease. The total remaining rental commitment at February 28, 2007 is approximately $163,000. For the years ended February 28, 2007 and 2006, rental expense was $386,700 and $111,800 respectively.

When a lease is classified as a capital lease, the present value of the lease expenses is treated as debt. Assets held under capital leases are capitalized in the balance sheet and are depreciated over their estimated useful lives. The interest element of the rental obligation is charged to the Statements of Operations over the period of the lease and represents a constant proportion of the balance of capital repayment outstanding.

As of February 28, 2007, our principal capital commitments consisted of obligations outstanding under capital leases as shown in the table below:

-----------------------------------------------------------------
                                                   Year Ended
                                                  February 28,
                                                        2007
                                                         $
-----------------------------------------------------------------
Amounts payable:
Within 12 months                                         104,235
Between one and two years                                 99,388
Between two and three years                               45,725
-----------------------------------------------------------------
Total future commitment                                  249,348
Less: finance charges allocated to future periods        (25,767)
-----------------------------------------------------------------
Present Value                                            223,581
=================================================================


At February 28, 2007 the Company has two employment agreements outstanding, one with Iolo Jones, Founder and Chief Strategy Officer and the other with Jason Jack, Chief Software Architect. These agreements stay in effect until employment is terminated (See Item 10. Executive Compensation for further details). For fiscal year ending February 28, 2007, Iolo Jones was paid a salary of $187,248 and Jason Jack was paid a salary of $180,336.

11.      SUBSEQUENT EVENTS

On March 2, 2007, we closed a private financing with a number of accredited investors for the sale of our 12% Mandatorily Convertible Notes and warrants for a total purchase price of $7,110,000. The notes, which were to mature on March 2, 2009, bore interest at 12% per annum, payable at maturity. The Notes were mandatorily convertible at a 10% discount into securities we issued in any subsequent private placement that resulted in gross proceeds to us of at least $3,000,000 or, in the event of a sale of the Company prior thereto, shares of common stock valued at a discount of 10% to the per share price to be paid in the Company sale. The warrants are exercisable at any time on or prior to March 2, 2012 for an aggregate of 3,555,000 shares of common stock at an exercise price of $0.60 per share, subject to adjustment. The Company has the right to force the cash exercise of the warrants if the common stock trades at or above $1.80 per share for at least 20 consecutive trading days. Both the notes and the warrants contain customary anti-dilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company. In the financing, we issued to the placement agents warrants to purchase an aggregate of 75,875 shares of common stock. Those warrants have the same terms as the warrants issued in the financing.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Narrowstep, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, incorporated by reference in this registration statement.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                              AMOUNT TO BE PAID
          SEC Registration Fee ............................................... $     2,489.00

          Blue Sky Fees and Expenses (excluding legal fees) .................. $     5,000.00

          Legal Fees and Expenses ............................................ $   317,000.00

          Accountants' Fees and Expenses ..................................... $   158,000.00

          Miscellaneous ...................................................... $    17,511.00


                                                                 TOTAL        $   500,000.00


         The foregoing expenses, except for the SEC fees, are estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information relating to all previous sales of shares by the Registrant which sales were not registered under the Securities Act:

The following table sets forth information regarding all securities sold by us for cash consideration since August 1, 2004:

---------------------------------------------------------------------------------------------------------------

                                            TITLE OF       NUMBER OF         AGGREGATE           FORM OF
 CLASS OF PURCHASERS    DATE OF SALE       SECURITIES      SECURITIES     PURCHASE PRICE      CONSIDERATION
----------------------------------------------------------------------------------------------------------------

Investors in Private    May 1, 2004 -     Common         1,247,632          $1,497,158             Cash
Offering                December 31,
                        2004
(22 persons)
---------------------------------------------------------------------------------------------------------------

Investors in Private    December, 2004    Common         1,294,467           $ 258,893             Cash
Offering                ($0.20)

(7 persons)
---------------------------------------------------------------------------------------------------------------

Investors in Private    January, 2005     Common              35,922          $ 7,184              Cash
Offering (2 persons)    ($0.20)
---------------------------------------------------------------------------------------------------------------

Investors in Private    January 1, 2005   Common             1,006,667      $ 1,208,000            Cash
Offering                - March 31,
                        2005 ($1.20)
(12 persons)
---------------------------------------------------------------------------------------------------------------


                                      II-1

Investors in Private    May 16, 2005 -    Common             1,394,389      $1,673,267             Cash
Offering                August 5, 2005
                        ($1.20)

(28 persons)
----------------------- ----------------- -------------- --------------- ------------------ -------------------

Investors in Private    February 22,      Common    and      24,666,662     $7,400,000             Cash
Offering                2006              Warrants  for
                                          Common

(11 persons)
----------------------- ----------------- -------------- --------------- ------------------ -------------------

Investors in Private    March 2, 2007     Notes     and       3,555,000     $7,110,000             Cash
Offering                                  Warrants  for
                                          Common

(16 persons)
----------------------- ----------------- -------------- --------------- ------------------ -------------------

Investors in Private    August 8, 2007    Common    and      64,766,400     $10,510,000            Cash
Offering                                  Warrants  for
                                          Common

(24 persons)
----------------------- ----------------- -------------- --------------- ------------------ -------------------

Except as set forth below, all sales made beginning and after May, 2004 were made in reliance upon Regulation S to non-U.S. persons in offshore transactions with no directed selling efforts in the United States. In accordance with Regulation S, the certificates evidencing such issuances bore restrictive legends and the Narrowstep bylaws contained a provision requiring refusal of transfers not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. The issuances made in December 2004 and January 2005 for $0.20 were made to non-U.S. persons outside the United States and with no directed selling efforts in the United States in reliance on the general statement in Rule 901 promulgated under the Securities Act and the SEC's analysis of that rule and offshore offerings set forth in Release No. 33-6863
(1990). All other issuances were made to accredited investors in reliance on Rule 506 under the Securities Act.

On March 2, 2007, we closed a private financing with a number of accredited investors for the sale of our 12% Mandatorily Convertible Notes and warrants for a total purchase price of $7,110,000. The notes, which were to mature on March 2, 2009, bore interest at 12% per annum, payable at maturity. The Notes were mandatorily convertible at a 10% discount into securities we issued in any subsequent private placement that resulted in gross proceeds to us of at least $3,000,000 or, in the event of a sale of the Company prior thereto, shares of common stock valued at a discount of 10% to the per share price to be paid in the Company sale. The warrants are exercisable at any time on or prior to March 2, 2012 for an aggregate of 3,555,000 shares of common stock at an exercise price of $0.60 per share, subject to adjustment. The Company has the right to force the cash exercise of the warrants if the common stock trades at or above $1.80 per share for at least 20 consecutive trading days. Both the notes and the warrants contain customary anti-dilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company. In the financing, we issued to the placement agents warrants to purchase an aggregate of 75,875 shares of common stock. Those warrants have the same terms as the warrants issued in the financing.

On August 8, 2007, we closed a private financing with a number of accredited investors for the sale of common stock and warrants for a total purchase price of $10,510,000. Pursuant to the financing we sold a total of 42,040,000 shares of common stock at a purchase price of $0.25 per share. We also issued to warrants to purchase an aggregate of 21,020,000 shares of common stock at an exercise price of $0.50 per share, subject to adjustment. The warrants are exercisable at any time on or prior to August 8, 2012. The warrants contain customary anti-dilution provisions in the event of any stock split, reverse stock split, reclassification or recapitalization of the Company. In addition, the exercise price and the number of shares issuable upon the exercise of the warrants are subject to adjustment on a full-ratchet basis in the event that we issue or are deemed to have issued shares of common stock at an effective purchase price of less than $0.50 per share, subject to certain exceptions. In the financing, we issued to the placement agents warrants to purchase an aggregate of 1,706,400 shares of common stock. Those warrants have the same terms as the warrants issued in the financing, except that the warrants issued to the placement agents have a cashless exercise right. In connection with this financing, the Company's $7,110,000 in outstanding mandatorily convertible notes were automatically converted into an aggregate of 35,392,003 shares of common stock at a conversion price of $0.225 per share.

Each of the above purchasers had access to all relevant information necessary to evaluate the investment and represented to Narrowstep that the shares were being acquired for investment.

The following table sets forth information regarding all options and warrants granted by Narrowstep and securities sold by Narrowstep other than for cash since August 1, 2004, other than options for shares of common stock covered by our registration statement on Form S-8 filed with respect to the Narrowstep Inc. 2004 Stock Plan.

------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
NAME                   CLASS            DATE             TYPE        NO GRANTED      VALUE, $       CONSIDERATION
================== ============== ================= =============== ============== ============== ===================
Iolo Jones (1)     Employee       March 2005        Common Options        942,664        -        Employment
                                                                                                  agreement
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Adamao Ltd. (2)    Third party    March 1, 2004 -   Common Shares         541,300        608,822  Finance services
                   supplier       August 31, 2004
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Jonny Bradley (3)  Third party    March 2005        Common                 15,000         12,150  Consulting
                   supplier                         Options                                       Services
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Allard de          Third party    August 31, 2005   Common                630,000        322,130  Fund raising
Stoppelaar,        supplier                         Warrants                                      services
Anthony Aries
and others (4)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
vFinance           Third party    September 14,     Common Shares         155,342        260,975  Consulting
Investments and    supplier       2005                                                            Services
others (5)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------

Rhone              Third party    September 19,     Common Shares         100,000        165,000  Consulting
International      supplier       2005                                                            Services
Consulting LLC
(6)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Rhone              Third party    September 19,     Common                100,000        164,076  Consulting
International      supplier       2005              Warrants                                      Services
Consulting LLC
(6)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Dominick &         Third party    February 22,      Common Options        650,000        360,860  Fund raising
Dominick LLC (7)   supplier       2006                                                            services
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
vFinance           Third party    February 22,      Common                 33,334         26,011  Fund raising
Investments and    supplier       2006              Warrants                                      services
Thomas Suppanz
(8)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Patrick Sikorski   Third Party    May 3, 2006       Common                 40,000         17,520  Introduction
and Christopher    Supplier                         Warrants                                      Services and
Sachs (9)                                                                                         Release
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Granahan McCourt   Third Party    May 30, 2006      Common Shares         100,000         26,883  Consulting
Advisors (10)      Supplier                                                                       Services
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------


                                      II-3

Granahan McCourt   Third Party    May 30, 2006      Common                  6,000          2,700  Consulting
Advisors           Supplier                         Warrants                                      Services
(11)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Theodore           Third Party    March 2, 2007     Common                 75,875         19,636  Consulting
Marolda, Jack      Supplier                         Warrants                                      Services
Brimberg, Jay
Tomlinson and
John Kaiser (12)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
William Morris     Third Party    March 8, 2007     Common                 50,000         19,625  Consulting
Agency, LLC (13)   Supplier                         Warrants                                      Services
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Accredited         Investors      August 8, 2007    Common Shares      35,392,003      7,963,301  Conversion of
Investors (14)                                                                                    Notes
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Merriman Curhan    Third Party    August 8, 2007    Common              1,023,840        511,920  Consulting
Ford & Co. (15)    Supplier                         Warrants                                      Services
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------
Theodore           Third Party    August 8, 2007    Common                682,560        341,280  Consulting
Marolda, Jack      Supplier                         Warrants                                      Services
Brimberg and Jay
Tomlinson  (16)
------------------ -------------- ----------------- --------------- -------------- -------------- -------------------

The option values used in the above table are fair market valuations based on SFAS123 in the case of third party suppliers, and intrinsic value measured under APB 25 in the case of employees.

(1) On March 1, 2005 the Company granted options to purchase 942,664 shares to Iolo Jones, former President and Chief Executive Officer, Founder and Chief Strategy Officer and a member of the Board of Directors, at an exercise price of $1.20 per share. These options were granted and vested on March 1, 2005 and are exercisable until February 28, 2015. These options were granted outside of the Narrowstep Inc. 2004 Stock Plan.

(2) An aggregate of 731,911 shares were issued to Adamao Ltd. as compensation for Peter Lloyd's services as our Chief Financial Officer pursuant to the agreement dated November 20, 2003 between Adamao Ltd. and Narrowstep. Adamao Ltd. received 190,611 shares as compensation for services from November 2003 to February 2004, 203,692 shares as compensation for services from March 1, 2004 to April 31, 2004, and 541,300 shares as compensation for services from March 1, 2004 to August 31, 2004. The issuances were made to a non-U.S. person outside the United States and with no directed selling efforts in the United States in reliance on the general statement in Rule 901 promulgated under the Securities Act and the SEC's analysis of that rule and offshore offerings set forth in Release No. 33-6863 (1990).

(3) Options for an aggregate of 15,000 shares at an exercise price of $0.50 per share were granted on March 1, 2005 and options for an aggregate of 5,000 shares at an exercise price of $1.25 per share were granted on February 28, 2006 to Jonny Bradley as compensation for his consulting services. These options were granted pursuant to the Narrowstep Inc. 2004 Stock Plan in reliance on Rule 701 of the Securities Act.

(4) Effective August 31, 2005, warrants to purchase an aggregate of 275,000 shares of our common stock at an exercise price of $1.20 were granted to each of Allard De Stoppelaar and Anthony Aries, as compensation for services in connection with our fundraising efforts. Warrants to purchase an aggregate of 80,000 shares of our common stock at an exercise price of $1.20 were granted to five stockholders nominated by Mr. De Stoppelaar and Mr. Aries. Mr. De Stoppelaar is a founder and he and Mr. Aries provided fund raising services to Narrowstep and were paid certain commission in the form of warrants. The issuances were made to non-U.S. persons outside the United States and with no directed selling efforts in the United States in reliance on the general statement in Rule 901 promulgated under the Securities Act and the SEC's analysis of that rule and offshore offerings set forth in Release No. 33-6863
(1990).

(5) Effective September 14, 2005, 109,517 shares of our common stock were granted at par to vFinance Investments Inc., 31,068, shares of our common stock were granted at par to Carmelo Troccoli, an employee of vFinance Investments and 14,747 shares of our common stock were granted at par to Jonathan Rich, an employee of vFinance Investments. These shares were granted pursuant to a consultancy agreement between Narrowstep Inc. and vFinance Investments Inc. of the same date. The issuances were made in reliance on Section 4(2) of the Securities Act.

(6) Effective September 19, 2005, 100,000 shares of our common stock at par and warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $0.01 per share were granted to Rhone International Consulting LLC pursuant to an investor relations agreement with Narrowstep Inc. of the same date. The issuances were made in reliance on Section 4(2) of the Securities Act.

(7) Effective February 22, 2006, options to purchase an aggregate of 650,000 shares of our common stock at an exercise price of $1.50 per share were granted to Dominick & Dominick LLC as compensation for services in connection with our fundraising efforts. The grant was made in a private placement in reliance on Rule 506 under the Securities Act.

(8) Effective February 22, 2006, warrants to purchase 8,333 shares of our common stock at an exercise price of $0.60 per share and warrants to purchase 8,333 shares of our common stock at an exercise price of $1.20 per share were granted to vFinance Investments and warrants to purchase 8,333 shares of our common stock at an exercise price of $0.60 per share and warrants to purchase 8,333 shares of our common stock at an exercise price of $1.20 per share were granted to Thomas Suppanz, an employee of vFinance Investments, as compensation for services in connection with our fundraising efforts. The grant was made in a private placement in reliance on Rule 506 under the Securities Act.

(9) Effective May 3, 2006, warrants to purchase 20,000 shares of our common stock at an exercise price of $1.01 per share were granted to each of Patrick Sikorski and Christopher Sachs in consideration of certain introductions made and provision of a general release.

(10) On May 30, 2006, the Company entered into an advisory agreement with Granahan McCourt Advisors, LLC. David C McCourt is the beneficial owner of Granahan McCourt Advisors, LLC and Granahan McCourt Capital, LLC, a shareholder in the Company. Pursuant to this agreement, Granahan McCourt Advisors, LLC was granted 100,000 shares of common stock on May 30, 2006 which vest ratably over the year of the contract. Mr. McCourt became a director of the Company on June 27, 2006.

(11) On May 30, 2006, the Company entered into an advisory agreement with Granahan McCourt Advisors, LLC. David C McCourt is the beneficial owner of Granahan McCourt Advisors, LLC and Granahan McCourt Capital, LLC, a shareholder in the Company. Pursuant to this agreement, Granahan McCourt Advisors, LLC was granted warrants to purchase 6,000 shares, with an exercise price of $0.95 per share. Mr. McCourt became a director of the Company on June 27, 2006.

(12) On March 2, 2007, warrants to purchase 37,938 shares of our common stock at an exercise price of $0.60 per share were granted to Theodore Marolda, warrants to purchase 26,000 shares of our common stock at an exercise price of $0.60 per share were granted to Jack Brimberg, warrants to purchase 11,187 shares of our common stock at an exercise price of $0.60 per share were granted to Jay Tomlinson and warrants to purchase 750 shares of our common stock at an exercise price of $0.60 per share were granted to John Kaiser. The grants were made in a private placement in reliance on Rule 506 under the Securities Act.

(13) On March 6, 2007, the Company entered into a strategic alliance agreement with William Morris Agency, LLC. Pursuant to this agreement, William Morris Agency, LLC was granted warrants to purchase 50,000 shares, with an exercise price of $0.91 per share. The grant was made in a private placement in reliance on Rule 506 under the Securities Act.

(14) On August 8, 2007, upon the completion of our private sale of shares of common stock and warrants, the Company's outstanding mandatorily convertible notes and all accrued interest thereon (calculated through March 8, 2008) were automatically converted into an aggregate of 35,392,003 shares of common stock at a conversion price of $0.225 per share. The shares were issued in reliance on Rule 506 under the Securities Act and Section 3(a)(9) of the Securities Act.

(15) On August 8, 2007, warrants to purchase 1,023,840 shares of our common stock at an exercise price of $0.50 per share were granted to Merriman Curhan Ford & Co. ("MCF") in partial payment of placement agency fees owed to MCF in connection with the August financing. The grant was made in a private placement in reliance on Rule 506 under the Securities Act.

(16) On August 8, 2007, warrants to purchase 341,310 shares of our common stock at an exercise price of $0.50 per share were granted to Theodore Marolda, warrants to purchase 238,750 shares of our common stock at an exercise price of $0.50 per share were granted to Jack Brimberg and warrants to purchase 102,500 shares of our common stock at an exercise price of $0.50 per share were granted to Jay Tomlinson. The grants were made in a private placement in reliance on Rule 506 under the Securities Act.

ITEM 27. EXHIBITS.

         The exhibits filed as a part of this Registration Statement are as follows (filed herewith unless otherwise noted):

EXHIBIT NO.                                     DESCRIPTION

3.1     Amended and Restated Certificate of Incorporation (1)

3.2     Amended and Restated By-laws (2)

4.1     Specimen Common Stock Certificate (3)

5.1     Opinion of Lowenstein Sandler PC*

10.1 Employment Agreement by and between Narrowstep Limited and Iolo Jones dated March 28, 2006 (4)

10.2 Agreement by and between Narrowstep Ltd. and Jason Jack, dated October 1, 2002 (5)

10.2.1 First Amendment to Employment Agreement by and among Narrowstep Limited, Narrowstep Inc., and Jason Jack, dated November 24, 2004 (6)

10.4 Server Hosting Agreements between Narrowstep and Teleglobe Ltd., dated October 23, 2003 (7)

10.5+ Agency Agreement between Narrowstep Inc. and Global Sportnet, dated February 4, 2004 (8)

10.6    Narrowstep Inc. 2004 Restated Stock Plan (9)

10.7 Letter Agreement by and between Narrowstep Inc. and Allard de Stoppelaar, dated May 11, 2005 (10)

10.8 Purchase Agreement by and among Narrowstep Inc. and the Investors set forth on the signature pages dated February 22, 2006 (11)

10.9 Registration Rights Agreement by and among Narrowstep Inc. and the Investors named in the Purchase Agreement dated as of February 22, 2006
        (12)

10.10 Form of Warrant to Purchase Shares of Narrowstep Common Stock at the Warrant Price of $0.60 per Share (13)

10.11 Form of Warrant to Purchase Shares of Narrowstep Common Stock at the Warrant Price of $1.20 per Share (14)

10.12 Employment Agreement dated October 3, 2005 by and between Narrowstep Inc. and Carolyn Wall. (15)

10.13 Agreement dated May 30, 2006 by and between Narrowstep Inc. and Granahan McCourt Advisors LLC. (16)

10.14 Purchase Agreement by and among Narrowstep Inc. and the Investors set forth on the signature pages thereto dated March 2, 2007 (17)

10.15   Form of 12% Mandatorily Convertible Note, dated as of March 2, 2007 (18)

10.16 Form of Warrant to Purchase Shares of Narrowstep Common Stock at the Warrant Price of $0.60 per Share, dated as of March 2, 2007 (19)

10.17 Purchase Agreement by and among Narrowstep Inc. and the Investors set forth on the signature pages thereto dated August 8, 2007 (20)

10.18 Registration Rights Agreement by and among Narrowstep Inc. and the Investors named in the Purchase Agreement dated as of August 8, 2007
        (21)

10.19 Form of Warrant to Purchase Shares of Narrowstep Common Stock at the Warrant Price of $0.50 per Share, dated as of August 8, 2007 (22)

10.20   Form of Lock Up Agreement, dated as of August 8, 2007 (23)

16.1    Letter on change in certifying accountants (24)

22.1    Subsidiaries of the registrant (25)

23.1    Consent of Lowenstein Sandler PC*

23.2    Consent of Rothstein, Kass & Company, P.C.

24.1    Power of Attorney*

---------------------

* Previously filed.

(1) Previously filed as exhibit 3.4 to the Company's Amendment No. 2 to Form SB-2 (Registration No. 333-108632) which was filed on December 6, 2004 and incorporated herein by reference. (2) Previously filed as exhibit 3.5 to the Company's Amendment No. 2 to Form SB-2 (Registration No. 333-108632) which was filed on December 6, 2004 and incorporated herein by reference.
(3) Previously filed as exhibit 4.1 to the Company's Form SB-2 (Registration No. 333-108632) which was filed on September 9, 2003 and is incorporated herein by reference. (4) Previously filed as Exhibit 10.2.3 to the Company's Form SB-2 (Registration No. 333-134023) which was filed on May 11, 2006 and incorporated herein by reference.
(5) Previously filed as exhibit 10.4 to the Company's Amendment No. 2 to Form SB-2 (Registration No. 333-108632) which was filed on December 6, 2004 and incorporated herein by reference. (6) Previously filed as exhibit 10.4.1 to the Company's Amendment No. 2 to Form SB-2 (Registration No. 333-108632) which was filed on December 6, 2004 and incorporated herein by reference.
(7) Previously filed as exhibit 10.9 to the Company's Amendment No. 1 to Form SB-2 (Registration No. 333-108632) which was filed on July 12, 2004 and incorporated herein by reference. (8) Previously filed as exhibit 10.12 to the Company's Amendment No. 4 to Form SB-2 (Registration No. 333-108632) which was filed on March 4, 2005 and incorporated herein by reference.
(9) Previously filed as exhibit 16.1 to the Company's Amendment No. 1 to Form SB-2 (Registration No. 333-108632) which was filed on July 12, 2004 and incorporated herein by reference. (10) Previously filed as exhibit 10.23 to the Company's Post Effective Amendment No. 2 to Form SB-2 (Registration No. 333-108632) which was filed on August 8, 2005 and incorporated herein by reference.
(11) Previously filed as exhibit 10.1 to Form 8-K which was filed on February 22, 2006 and incorporated herein by reference. (12) Previously filed as exhibit
10.2 to Form 8-K which was filed on February 22, 2006 and incorporated herein by reference. (13) Previously filed as exhibit 10.3 to Form 8-K which was filed on February 22, 2006 and incorporated herein by reference. (14) Previously filed as exhibit 10.4 to Form 8-K which was filed on February 22, 2006 and incorporated herein by reference. (15) Previously filed as exhibit 10.29 to the Company's Form SB-2 (Registration No. 333-134023) which was filed on May 11, 2006 and incorporated herein by reference.
(16) Previously filed as exhibit 10.23 to Post-Effective Amendment No. 1 to the Company's Form SB-2 (Registration No. 333-134023) which was filed on September 12, 2006 and incorporated herein by reference. (17) Previously filed as exhibit
10.1 to Form 8-K which was filed on March 6, 2007 and incorporated herein by reference. (18) Previously filed as exhibit 10.3 to Form 8-K which was filed on March 6, 2007 and incorporated herein by reference. (19) Previously filed as exhibit 10.2 to Form 8-K which was filed on March 6, 2007 and incorporated herein by reference. (20) Previously filed as exhibit 10.1 to Form 8-K which was filed on August 10, 2007 and incorporated herein by reference. (21) Previously filed as exhibit 10.2 to Form 8-K which was filed on August 10, 2007 and incorporated herein by reference. (22) Previously filed as exhibit 10.3 to Form 8-K which was filed on August 10, 2007 and incorporated herein by reference.
(23) Previously filed as exhibit 10.4 to Form 8-K which was filed on August 10, 2007 and incorporated herein by reference. (24) Previously filed as exhibit 16.1 to Form 8-K/A which was filed on December 20, 2005 and incorporated herein by reference. (25) Previously filed as exhibit 22.1 to the Company's Amendment No. 1 to Form SB-2 (Registration No. 333-108632) which was filed on July 12, 2004 and incorporated herein by reference.

+ Confidential portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment.



ITEM 28. UNDERTAKINGS.


The undersigned registrant hereby undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the laws or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, as amended, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Princeton, New Jersey on September 4, 2007.

                                        NARROWSTEP INC.

                                       By:/S/ DAVID C. MCCOURT
                                       David C. McCourt, Chairman of the Board
                                       of Directors, Interim Chief Executive
                                       Officer, Interim Chief Operating
                                       Officer and Director




In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


                 SIGNATURE                                          TITLE                                        DATE

       *                                        Chairman of the Board of Directors,                        September 4, 2007
---------------------------                     Interim Chief Executive Officer, Interim Chief
David C. McCourt                                Operating Officer and  Director (Principal Executive
                                                Officer)

       *                                        Chief Financial Officer(Principal Financial and             September 4, 2007
---------------------------                     Accounting Officer)
Lisa VanPatten

       *                                        Chief Strategy Officer and Director                         September 4, 2007
--------------------------
Iolo Jones

       *                                        Director                                                    September 4, 2007
--------------------------
Dennis Edmonds

       *                                        Director                                                    September 4, 2007
--------------------------
Roger Werner

       *                                        Director                                                    September 4, 2007
--------------------------
John Whyte

      *                                         Director                                                    September 4, 2007
---------------------------
Rajan Chopra


*By:     /S/ DAVID C. MCCOURT
         ATTORNEY-IN-FACT